UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Filed by a Party other than the Registrant ☐

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FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FROZEN FOOD EXPRESS INDUSTRIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2013

TO THE SHAREHOLDERS OF
FROZEN FOOD EXPRESS INDUSTRIES, INC.:

Notice is hereby given that the 2013 annual meeting of shareholders of Frozen Food Express Industries, Inc., a Texas corporation (the "Company"), will be held on Tuesday, May 14, 2013, at 2:00 p.m., Central time, at the Sheraton Grand Hotel DFW Airport, 4440 W. John Carpenter Freeway, Irving, TX 75063-2927, for the following purposes:

1.	To elect three Class III directors for a three-year term, or until their respective successors are elected and qualified;
2.
To approve an amendment to our 2005 Stock Incentive Plan, to increase the maximum number of shares of stock that may be issued under the plan in the form of restricted stock awards, stock units or performance share awards from 1,000,000 to 1,657,000 shares with no change to the overall maximum number of shares that may be issued under the plan for all types of awards;

3.	To provide an advisory vote to approve the compensation of the Company's named executive officers as disclosed in the enclosed proxy statement under "Executive Compensation;"
4.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and
5.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.
We encourage you to attend the 2013 annual meeting in person.  Whether or not you plan to attend the meeting, please complete, date, sign and return the accompanying proxy or vote using the telephone or Internet at your earliest convenience.

The proxy statement and annual report to shareholders are also available on our hosted website at http://financials.ffex.net/annuals.cfm.  For additional related information, please refer to the "Important Notice of Electronic Availability of Materials for the Shareholder Meeting to be held on May 14, 2013" in the enclosed proxy statement.

Shareholders of record at the close of business on March 20, 2013, are entitled to notice of, and to vote at, the 2013 annual meeting or any adjournment of the meeting.  A list of all shareholders entitled to vote at the meeting is on file and available for inspection by shareholders at our corporate offices, located at 1145 Empire Central Place, Dallas, Texas 75247.

By Order of the Board of Directors

Dallas, Texas	LEONARD W. BARTHOLOMEW
April 17, 2013	Corporate Secretary

TABLE OF CONTENTS

General Information	1
Outstanding Capital Stock; Principal Shareholders	6
Equity Compensation Plan Information	8
Executive Officers	8
Corporate Governance	9
Board of Directors-Meetings and Committees	9
Director Attendance at the Annual Meetings of Shareholders	10
Board Leadership Structure and Role in Risk Oversight	10
Compensation Risk Assessment	11
Consideration of Director Nominees; Nominating and Corporate Governance Committee	11
Procedures for Recommendations of Director Nominees by Shareholders	12
Shareholder Communications with the Board	12
Audit Committee	13
Related Party Transactions Policy	13
Compensation Committee	15
Compensation Committee Interlocks and Insider Participation	15
Nominating and Corporate Governance Committee	15
Proposal 1: Election of Directors	16
Information Concerning Nominees and Directors	16
Director Nominees-Class III (Term Ending 2016)	17
Directors Continuing in Office-Class I (Term Ending 2014)	18
Directors Continuing in Office -Class II (Term Ending 2015)	19
Compensation Discussion and Analysis	21
Overview and Objections of Our Compensation Program	21
Pay for Performance	21
2012 Financial Results and Steps to Restore Profitability	21
Compensation Program Objectives	22
Competitive Market	22
Role of the Compensation Committee	23
Role of Management	23
Role of the Compensation Consultant	24
Executive Compensation Components	24
Other Compensation Considerations	27
Change in Control Agreements	28
Report of the Compensation Committee of the Board of Directors	29
Executive Compensation	30
2012 Summary Compensation Table	30
2012 All Other Compensation Table	31
2012 Grants of Plan-Based Awards Table	31
Outstanding Equity Awards at Fiscal Year Ended 2012 Table	32
2012 Option Exercises and Stock Vested Table	32
2012 Non-Qualified Deferred Compensation Table	33
Potential Payments Upon Termination	33
2012 Non-Employee Director Compensation Table	34
Certain Information Regarding Matters Involving Management and Directors	35
Report of the Audit Committee of the Board of Directors	35
Audit Committee Members	36
Proposal 2: To Approve an Amendment to the Amended and Restated Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan	37
Proposal 3: Advisory Vote to Approve Executive Compensation	42
Proposal 4: To Ratify the Appointment of Our Independent Registered Public Accounting Firm	43
Audit and Non-Audit Fees	43
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services	43
Section 16(a) Beneficial Ownership Reporting Compliance	44
Shareholder Proposals for the 2014 Annual Meeting	44
Appendix A- Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan	A-1

FROZEN FOOD EXPRESS INDUSTRIES, INC.
1145 Empire Central Place
Dallas, Texas 75247
Telephone: (214) 630-8090

Proxy Statement for Annual Meeting of
Shareholders to be Held on May 14, 2013

Our board of directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support on the proposals being voted on.  You are invited to attend the annual meeting and vote your shares directly.  However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf.

INTRODUCTION AND PROXY SUMMARY

To assist you in reviewing this proxy statement, we are providing you with this summary of key topics.  For more complete information about each topic, please review the complete proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2012.

2012 Business Highlights

We dramatically reduced our net losses, from $36.7 million in 2011 to $15 million. Our results improved in almost all areas of sales and operations.  We believe sporadic economic conditions in the industry in the last half of the year, disappointing demand for water transport services, coupled with unexpected increases in new insurance claims, prevented us from achieving our targets.  We made significant progress during 2012 in the following areas to restore profitability:

•	Our FFE Driver Academy provided a solid supply of well-trained drivers, which allowed us to finish 2012 with 1,807 tractors available for operations, an increase of 151 tractors over year-end 2011.
•	Claims and insurance expense declined by 38.1% to $12.7 million, the lowest level in over ten years.
•	Less-than-truckload ("LTL") revenues increased 14.2%, or $15.9 million, due to an increase of 4.7% in our average LTL revenue per hundredweight and a 12.2% increase in the number of LTL shipments.

Amending Our 2005 Stock Incentive Plan

Included in this proxy statement is a proposal to approve an amendment to our 2005 Stock Incentive Plan.  This amendment increases the number of shares of our common stock available for certain types of awards under the Stock Incentive Plan.  This proposal will not increase the total number of shares available under our Plan. It increases the pool of shares that can be used for restricted stock, stock units and performance shares.   We solicit your support for this amendment in order to:

•	Retain our executive team members whose leadership is critical to achieving our performance goals;
•	attract new employees, and
•	provide competitive compensation to our non-employee directors, consultants and advisors.

Unless this amendment is approved by our stockholders, we will be unable to continue to award long-term incentives in the form of 50% performance awards and 50% restricted share awards.  We believe these types of incentives best align our executives' compensation with our performance.

2012 Compensation Decisions

Included in our 2012 proxy statement was an advisory vote on executive compensation. Of the stockholders who voted on the 2012 "Say on Pay" proposal, 80.6% voted to approve our executive compensation.  We continue our efforts to align our executives' pay with our performance.  We solicit your vote to approve our program again in 2013, and provide this summary of our 2012 compensation decisions.

•
Our executive compensation is directly linked to our performance.   During 2012, because pre-established performance targets were not met, no bonuses were paid to our named executive officers.  Our performance target is performance relative to our defined peer group in achieving diluted earnings per share ("DEPS").

•
Our executives' long-term incentive opportunities consist of 50% performance awards – restricted shares that do not vest unless pre-established performance goals are achieved.  Target shares vest conditionally over a three-year period based on achieving a diluted earnings per share ("DEPS") goal relative to the defined peer group.

ABOUT THE MEETING

•	What is a proxy?
•	What is the difference between a "shareholder of record" and a "street name" holder?
•	Why did I receive more than one proxy card?
•	Who is qualified to vote?
•	How many shares of common stock may vote at the annual meeting?
•	Who can sign the proxy?
•	How do I Vote if I am a Shareholder of Record?
•	How do I Vote Shares Held in Street Name by a Broker, Bank or Other Nominee?
•	Can I vote in person at the annual meeting?
•	What are the Board's recommendations on how I should vote?
•	What are my choices when voting?
•	How will my shares be voted if I do not specify how they should be voted?
•	What constitutes a quorum?
•	What vote is required to approve each proposal?
•	Can I change my vote after I have mailed in my proxy card?
•	Who will count the votes?
•	Who pays the cost of this proxy solicitation?
•	Is this proxy statement the only way that proxies are being solicited?

This proxy statement, the accompanying proxy card and the annual report to shareholders for the year ended December 31, 2012, of Frozen Food Express Industries, Inc. ("we", "us" or the "Company") are being mailed on or about April 17, 2013. Our Board of Directors (the "Board" or "Board of Directors") is soliciting your proxy to vote your shares at the annual meeting of shareholders or any adjourned sessions of the meeting to be held on May 14, 2013, at 2:00 p.m., Central time, at the Sheraton Grand Hotel DFW Airport, 4440 W. John Carpenter Freeway, Irving, TX 75063-2927. You can find directions to the annual meeting on the outside back cover of this proxy statement. The Board is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the annual meeting, even if shareholders are not able to attend the meeting. All proxies in the enclosed form that are properly executed and received by us before or at the annual meeting and not revoked will be voted at the annual meeting or any adjournments in accordance with the instructions on the proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Corporate Secretary, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to our Corporate Secretary before the annual meeting or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). This proxy statement provides you with information on these matters to assist you in voting your shares.

 IMPORTANT NOTICE OF ELECTRONIC AVAILABILITY OF MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD MAY 14, 2013

This proxy statement and the Company's annual report for the year ended December 31, 2012 are also available electronically on our hosted website at http://financials.ffex.net/annuals.cfm.

To access and review the materials made available electronically:

•	Go to: http://financials.ffex.net/annuals.cfm.
•	Click the "Proxy Statement.pdf" link.

We encourage you to review all of the important information contained in the proxy materials before voting.  If you would like to attend the annual meeting in person, please refer to the inside back cover of this proxy statement.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the proxies appointed by our Board and identified on the proxy card the authority to vote your shares in the manner you indicate on your proxy card.

What is the difference between a "shareholder of record" and a "street name" holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent and registrar, you are a "shareholder of record."  If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a "street name" holder.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held in "street name," you will receive your proxy card or other voting information from your broker or other custodian, and you will return your proxy card or cards to your broker or other custodian. You should complete and sign each proxy card you receive.

Who is qualified to vote?

You are qualified to receive notice of, and to vote at, the annual meeting if you owned shares of our common stock, par value $1.50 per share, at the close of business on March 20, 2013, the record date for the annual meeting.

How many shares of common stock may vote at the annual meeting?

As of the record date, there were 18,092,121 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote regarding each matter presented.

Who can sign the proxy?

If a shareholder is a company, the accompanying proxy should be signed in its full company name by its president or other authorized officer, who should indicate his or her title. If a shareholder is a partnership, the proxy should be signed in the partnership name by an authorized person. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator. The executor or administrator should attach to the proxy appropriate instruments showing his or her qualification and authority. Proxies signed by a person as agent, attorney, administrator, executor, guardian or trustee should indicate such person's full title following his or her signature.

How do I Vote if I am a Shareholder of Record?

If you are a shareholder of record mark the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

If you are a record holder and you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board "FOR" all three of our nominees to the Board, "FOR" the approval of an amendment to our 2005 Stock Incentive Plan to increase the maximum number of shares of stock that may be issued in the form of restricted stock shares, stock units or performance share awards from 1,000,000 to 1,657,000 shares with no change to the overall maximum number of shares that may be issued under the plan for all types of awards, "FOR" the approval of the advisory (non-binding) resolution on executive compensation and "FOR" ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year 2013.

How do I Vote Shares Held in Street Name by a Broker, Bank or Other Nominee

If your shares are held in street name by a broker, bank, or other nominee, you may direct your vote by submitting your voting instructions to your broker, bank, or other nominee. Please refer to the voting instructions provided by your account manager. Your broker or other nominee does not have discretionary authority to vote your shares on the election of directors (proposal 1), the amendment to the 2005 Stock Incentive Plan (proposal 2), or the advisory (non-binding) resolution to approve executive compensation (proposal 3) unless you provide voting instructions.  Therefore, to be sure your shares are voted please instruct your broker or other nominee as to how you wish them to be voted.

Can I vote in person at the annual meeting?

If you are a shareholder of record, you may vote your shares in person at the annual meeting. If you hold your shares in street name, you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the annual meeting.

What are the Board's recommendations on how I should vote?

The Board recommends that you vote:

FOR the election of each of the three nominees to serve as directors on the Board of Directors for a three-year term;
FOR the approval of an amendment to our 2005 Stock Incentive Plan, to increase the maximum number of shares of stock that may be issued under the plan in the form of restricted stock awards, stock units or performance share awards from 1,000,000 to 1,657,000 shares.
FOR the approval of the advisory (non-binding) resolution on executive compensation; and
FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2013 fiscal year.

What are my choices when voting?

With respect to:

Proposal 1 -
You may (i) vote "FOR" electing all Director nominees as a group, (ii) withhold your vote on all Director nominees as a group or (iii) vote "FOR" electing Director nominees as a group except those nominees identified by you in the appropriate area on the proxy card.

Proposal 2 -
You may vote "FOR" or "AGAINST" the approval of an amendment to our 2005 Stock Incentive Plan, to increase the maximum number of shares of stock that may be issued under the plan in the form of restricted stock awards, stock units or performance share awards from 1,000,000 to 1,657,000 shares, or you may elect to abstain from voting

Proposal 3 -
You may vote "FOR" or "AGAINST" the approval of the compensation of the Company's named executive officers as described in this proxy statement under "Executive Compensation," or you may elect to abstain from voting.

Proposal 4 -
 You may vote "FOR" or "AGAINST" the ratification of the selection of Grant Thornton LLP as the Company's independent auditor for fiscal year ending December 31, 2013, or you may elect to abstain from voting.

How will my shares be voted if I do not specify how they should be voted?

If you sign and return a proxy card but fail to give voting instructions, the proxy agents will vote your shares in accordance with the recommendations of our Board of Directors.  The Board of Directors recommends you vote FOR the election of each of the three nominees to serve as directors on the Board of Directors for a three-year term, FOR the approval of an amendment to our 2005 Stock Incentive Plan, to increase the maximum number of shares of stock that may be issued in the form of restricted stock awards, stock units or performance share awards from 1,000,000 to 1,657,000 shares, FOR the advisory (non-binding) resolution to approve executive compensation, and FOR ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.  The proxy agents will vote according to their best judgment on any other matter that properly comes before the Annual Meeting. At present, the Board of Directors does not know of any other such matters.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present in person or represented by valid proxies. For each of the proposals to be presented at the meeting, a quorum consists of the holders of a majority of the shares of common stock issued and outstanding on March 20, 2013, the record date, or at least 9,046,061 shares.

Shares of common stock represented in person or by proxy (including "broker non-votes" and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

What vote is required to approve each proposal?

Proposal 1:  Election of directors.   Upon establishment of a quorum at the annual meeting, Directors will be elected by a plurality of the votes of the issued and outstanding shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on Proposal 1. In a plurality voting, the nominee who receives the most votes for his or her election is elected.  If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal.

Proposal 2:  Approval of an amendment to our 2005 Stock Incentive Plan.  The affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve the amendment to our 2005 Stock Incentive Plan to increase the maximum number of shares of stock that may be issued under the plan in the form of restricted stock awards, stock units or performance share awards from 1,000,000 to 1,657,000 shares. Abstentions will count as votes cast on this proposal, but will not count as votes "FOR" the proposal.  Therefore, abstentions will have the same effect as votes "AGAINST" the proposal.  Additionally, broker non-votes will not be considered to have voted on this proposal, and will have no effect on the proposal.

Proposal 3:  Advisory resolution to approve the compensation of the Company's named executive officers. The affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve the advisory resolution on the compensation of the Company's named executive officers.  Abstentions will count as votes cast on this proposal, but will not count as votes "FOR" the proposal.  Therefore, abstentions will have the same effect as votes "AGAINST" the proposal.  Additionally, broker non-votes will not be considered to have voted on this proposal, and therefore will have no effect on the proposal.

Proposal 4:   Ratification of independent registered public accounting firm.  The affirmative vote of a majority of the total number of votes cast at the meeting is needed to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to our Corporate Secretary that is received prior to the annual meeting, stating that you revoke your proxy;
•	by signing a later-dated proxy card and submitting it so that it is received prior to the annual meeting; or
•	by attending the annual meeting and voting your shares in person.

Who will count the votes?

Representatives from Registrar and Transfer Company, our transfer agent, will count the votes.  Our Corporate Secretary will serve as our inspector of election at the annual meeting.

Who pays the cost of this proxy solicitation?

We pay the costs of soliciting proxies. Upon request, we will reimburse brokers, dealers, banks, trustees and other nominees for reasonable expenses incurred in forwarding these proxy materials to beneficial owners of shares of our common stock.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to mailing these proxy materials on behalf of our Board, certain of our Directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

If you have any further questions about voting or attending the annual meeting please contact our Corporate Secretary at secretary@ffex.net or by telephone at 1-800-569-9200.

OUTSTANDING CAPITAL STOCK; PRINCIPAL SHAREHOLDERS

At the close of business on the March 20, 2013, the record date, there were 18,092,121 shares of our common stock outstanding and entitled to be voted at the annual meeting. The following table sets forth certain information as of the record date, except as otherwise indicated, with respect to (i) each person known to our management to be the beneficial owner of more than 5% of our common stock; (ii) each Director and Director nominee; (iii) each "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K, the "NEOs") identified in the Summary Compensation Table; and (iv) all current Directors and executive officers as a group.

		Shares Beneficially Owned (1)
Beneficial Owner	Address	Number		Percent
Beneficial Owners of More than 5%
Thomson Horstmann & Bryant, Inc.	501 Merritt 7 Norwalk, CT 06851	1,831,183	(2)	10.12%
Sarah M. Daniel	612 Linda El Paso, TX 79922	1,712,700	(3)	9.47%
Lucile W. Knight	104 South Commerce St. Lockhart, TX 78644	1,620,200	(4)	8.96%
Stoney M. Stubbs, Jr.	158 Jellico Circle Southlake, TX 76092	1,523,743	(5)	8.42%
Dimensional Fund Advisors, LP	Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,378,214	(6)	7.62%
Prescott Group Capital Management, L.L.C.	1924 South Utica, Suite 1120 Tulsa, OK 74104	1,337,185	(7)	7.39%
Frozen Food Express Industries, Inc. 401(k) Savings Plan, by Delaware Charter Guarantee & Trust Company, as Trustee	1013 Centre Road Wilmington, DE 19805	1,174,727	(8)	6.49%
Thomas Milton Duff	529 Industrial Park Rd Columbia, MS 39429	1,050,124	(9)	5.80%
Directors, Nominees and NEOs
Stoney M. Stubbs, Jr.		1,523,743	(5)	8.42%
S. Russell Stubbs		529,471	(10)	2.92%
John T. Hickerson		267,125	(11)	1.48%
John R. McManama		80,158	(12)	*
Brian R. Blackmarr		68,646	(13)	*
Jerry T. Armstrong		39,858	(14)	*
W. Mike Baggett		39,372	(15)	*
Barrett D. Clark		33,532	(16)	*
Kevin K. Kilpatrick		28,380	(17)	*
T. Michael O'Connor		27,921	(18)	*
All Directors and Executive Officers as a Group (10 persons)		2,638,205	(19)	14.53%

        * Less than 1%.

(1)	Except as otherwise noted, all shares are held directly, and the owner has sole voting and investment power.
(2)	Information concerning the number of shares owned by Thomson Horstmann & Bryant, Inc. is as of December 31, 2012 and was obtained from a Schedule 13G/A filed on February 12, 2013.
(3)
Ms. Daniel has sole voting and dispositive power over 48,590 shares, joint voting and dispositive power with her husband over 45,150 shares and shared voting and dispositive power with Ms. Knight over 1,321,332 shares owned by Weller Investment, Ltd. and 297,628 shares owned by Weller Properties, Ltd.

(4)
Ms. Knight has sole voting and dispositive power over 1,240 shares and shared voting and dispositive power with Ms. Daniel over 1,321,332 shares owned by Weller Investment Ltd. and 297,628 shares owned by Weller Properties, Ltd.

(5)
Includes 43,299 shares of restricted stock for which Mr. Stoney M. Stubbs, Jr. has voting power, 63,804 shares held in his IRA and 1,234,858 shares held in family partnerships controlled by Mr. Stoney M. Stubbs, Jr.

(6)	Information concerning the number of shares owned by Dimensional Fund Advisors, LP is as of December 31, 2012 and was obtained from a Schedule 13G/A filed on February 11, 2013.
(7)	Information concerning the number of shares owned by Prescott Group Capital Management, L.L.C. is as of December 31, 2012 and was obtained from a Schedule 13G filed on February 14, 2013
(8)
Information concerning the number of shares owned by Frozen Food Express Industries, Inc. 401(k) Savings Plan, by Delaware Charter Guarantee & Trust Company, as Trustee, is as of December 31, 2012, and was obtained from a Schedule 13G/A filed February 5, 2013.

(9)	Information concerning the number of shares owned by Thomas Milton Duff is as of February 21, 2013 and was obtained from a Schedule 13D filed on March 4, 2013.
(10)
Includes 50,000 shares issuable pursuant to options exercisable within 60 days of March 20, 2013, 112,750 shares of restricted stock for which Mr. S. Russell Stubbs has voting power, 50,536 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 16,513 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, 1,112 shares held in a partnership controlled by Mr. S. Russell Stubbs, 5,727 shares held by his spouse and 6,116 shares held in irrevocable trusts of which Mr. S. Russell Stubbs is the trustee.

(11)
Includes 101,668 shares of restricted stock for which Mr. Hickerson has voting power, 14,113 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan and 27,166 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan.

(12)	Includes 49,261 shares of restricted stock for which Mr. McManama has voting power and 452 shares allocated to his account in the FFE Transportation Services, Inc. 401 (k) Wrap Plan.
(13)	Includes 3,750 shares issuable pursuant to options exercisable within 60 days of March 20, 2013 and 20,699 shares of restricted stock for which Mr. Blackmarr has voting power.
(14)	Includes 3,750 shares issuable pursuant to options exercisable within 60 days of March 20, 2013 and 20,699 shares of restricted stock for which Mr. Armstrong has voting power.
(15)	Includes 2,142 shares issuable pursuant to options exercisable within 60 days of March 20, 2013 and 20,699 shares of restricted stock for which Mr. Baggett has voting power.
(16)	Includes 20,699 shares of restricted stock for which Mr. Clark has voting power.
(17)	Includes 20,699 shares of restricted stock for which Mr. Kilpatrick has voting power.
(18)	Includes 3,750 shares issuable pursuant to options exercisable within 60 days of March 20, 2013 and 20,699 shares of restricted stock for which Mr. O'Connor has voting power.
(19)
Includes 63,392 shares issuable pursuant to options exercisable within 60 days of March 20, 2013, 431,172 shares of restricted stock with voting power, 64,650 shares allocated to the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 44,131 shares allocated to the FFE Transportation Services, Inc, 401(k) Wrap Plan, 63,804 shares held by an IRA, 1,235,970 shares held by family partnerships, 5,727 shares held by a spouse, and 6,116 shares held by trusts.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information concerning our compensation plans under which shares of our common stock are authorized for issuance as of December 31, 2012:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	347,000	$8.46	767,000

We have two equity compensation plans approved by security holders: (i) the Amended and Restated Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan (the "2005 Stock Incentive Plan") and (ii) the Amended and Restated Non-Employee Director Restricted Stock Plan (the "Director Plan").

The 2005 Stock Incentive Plan, as amended and restated, was approved by the Company's shareholders on May 20, 2009. The 2005 Stock Incentive Plan has a ten-year term and a total of 2,700,000 shares are reserved for issuance under it, except that no more than 1,000,000 shares of common stock may be awarded in the form of shares of restricted stock, stock units, or performance shares.  We are seeking shareholder approval at the annual meeting to increase the number of shares of common stock that may be awarded in the form of restricted stock awards, stock units or performance share awards from 1,000,000 to 1,657,000 shares.  This amendment will not change the overall maximum number of shares that may be issued under the plan for all types of awards.  The 2005 Stock Incentive Plan provides for the grant of incentive stock options, nonstatutory options, restricted stock awards, stock appreciation rights ("SARs"), stock units and performance share awards to key employees, including officers and directors who may be employees, non-employee consultants or advisors, and non-employee directors in consideration of advisory services provided to the Company and management, both in connection with and outside of Board and committee meetings. The 2005 Stock Incentive Plan is administered by our Compensation Committee, which has full authority, subject to the terms of the 2005 Stock Incentive Plan, to determine award recipients the number of shares of common stock represented by each award, the date or dates on which options and SARs are granted and exercisable, the exercise and base price of options and SARs, and the date or dates at which shares of restricted stock, stock units or performance shares will be issued, vested or exercisable.
For additional information regarding the Director Plan, see "2012 Non-Employee Director Compensation Table" on page 34.

EXECUTIVE OFFICERS

The table below sets forth certain information regarding our principal officers including our current executive officers:

Name	Age	Position
S. Russell Stubbs	49	Chief Executive Officer and President
John T. Hickerson	61	Executive Vice President, Chief Operating Officer
John R. McManama	60	Senior Vice President and Chief Financial Officer

See S. Russell Stubbs' biography under Proposal 1: Election of Directors.
See John T. Hickerson's biography under Proposal 1:  Election of Directors.

John R. McManama – 60

Mr. McManama is our Senior Vice President and Chief Financial Officer ("CFO") since May 19, 2010 and previously served as Vice President and Interim Chief Financial Officer since November 6, 2009.  Mr. McManama is a Certified Public Accountant. He previously served as Vice President of Finance since April 2009, Vice President of Strategic Planning since April 2008 of FFE Transportation Services, Inc. and Director of Operations of FFE Logistics Inc. since November 2007, both wholly-owned subsidiaries of the Company. From September 2007 until October 2007, Mr. McManama served as acting President and Chief Executive Officer of Blue Wing Global Logistics and from August 2006 until September 2007, he was their Chief Financial Officer. From April 2005 until July 2006, he was Vice President of Finance for Central Freight Lines, Inc.  Mr. McManama is a graduate of the University of Alabama, Birmingham and has an MBA from the University of Houston.

CORPORATE GOVERNANCE

We are committed to having sound corporate governance principles. Having such principles is essential to running our business with integrity and maintaining our credibility with our customers, our vendors, our employees, our shareholders and the general public. Our Board of Directors has adopted charters for the following standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  The charters for these committees, as well as our Code of Business Conduct and Ethics (the "Code of Ethics") and our Policy Regarding Related Party Transactions may be accessed under "Documents & Charters" under subsection "Corporate Governance" within our "Investors" section of our website at http://financials.ffex.net.  You may also request copies of these documents, without charge, from our Corporate Secretary. Such requests should be directed to our Corporate Secretary at Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247 or emailed to secretary@ffex.net.

The Code of Ethics applies to all of our Directors and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Ethics addresses all NASDAQ Stock Market ("NASDAQ") content requirements and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of our assets, compliance with our policies, and with laws, rules and regulations. No waivers of the Code of Ethics were requested or granted in 2012.

The Board, its standing committees and management remain committed to proactive pursuit of best practices of corporate governance, accountability and transparency. Our website has links to our filings with the Securities and Exchange Commission (the "SEC"), including all Forms 3, 4 or 5 filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Additional information may be accessed under the "Investors" section of our website at http://financials.ffex.net, including information on the composition and functions of our Board of Directors and its committees and instructions for submission of shareholder communications to the Board.
Board of Directors - Meetings and Committees

Our Bylaws provide that our Board shall consist of nine Directors.  The Board has affirmatively certified that none of our six non-employee Directors (Jerry T. Armstrong, W. Mike Baggett, Brian R. Blackmarr, Barrett D. Clark, Kevin K. Kilpatrick and T. Michael O'Connor) has any material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning of NASDAQ director independence standards. Accordingly, a substantial majority of the Board is currently independent, which is consistent with the SEC rules and the NASDAQ director independence standards.

Our Board met in person or by teleconference five times during the year ended December 31, 2012.  Our Board has three standing committees: the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which selected a committee chairman from its members.  Only independent Directors serve on the Board's standing committees.  During 2012, each incumbent Director other than T. Michael O'Connor, attended at least 75% of the meetings held by our Board of Directors and the committees of which he was a member. Mr. O'Connor attended 65% of the meetings held by our Board of Directors and the committees of which he was a member.  The membership of each of the committees and the number of meetings held by each committee during 2012 is reflected in the following table:

Name of Independent Director	Audit	Compensation	Nominating
Jerry T. Armstrong	Chairman
W. Mike Baggett	X	X	Chairman
Brian R. Blackmarr		Chairman	X
Barrett D. Clark	X		X
Kevin Kilpatrick		X
T. Michael O'Connor	X
Number of committee meetings in Fiscal 2012	8	4	2
X = Committee member

Director Attendance at the Annual Meetings of Shareholders

Absent unusual circumstances, we expect all our Directors to attend all annual meetings of shareholders. All Directors attended our 2012 annual meeting.

Board Leadership Structure and Role in Risk Oversight

Our Board consists of nine board members, six of whom are independent within the meaning of NASDAQ listing standards.  Key to the Company's risk oversight are the requirements that all Board members who comprise the membership of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee must be independent.  Each of these three committees is led by a committee chairman.  The agenda for each committee meeting is set by the chairman, and each committee is required to report on its work to the full Board.  Our independent directors meet in executive session as often as they deem appropriate, typically coinciding with regular Board meetings. Jerry T. Armstrong presides as chairman of our independent director meetings and Brian R. Blackmarr keeps the meeting minutes.

The Board is responsible for oversight of our risk management.  Much of this is managed by the Audit Committee as required by the Audit Committee Charter.  The Audit Committee is responsible for having discussions and reviews with the independent registered public accounting firm outside the presence of management and for reviewing with management financial and enterprise risk, including guidelines related to how this risk is managed; critical accounting policies; company compliance programs; internal control and supervision of the Internal Audit department; reviewing reports from legal counsel; reviewing earnings releases and external reporting; and other reports, policies and programs as deemed necessary or directed by the Audit Committee Charter.  The Audit Committee is responsible for communication of all functions to the full Board of Directors.  The Nominating and Corporate Governance Committee, in conjunction with the Audit Committee, is responsible for risk assessment as it relates to corporate governance and the Code of Ethics.  The Company's Code Compliance Officer reports to the Nominating and Corporate Governance Committee.  The Compensation Committee assesses risks related to any compensation programs.

The full Board of Directors receives regular reports from the Company's Vice President of Risk Management concerning all risk management programs.  Additionally, the independent directors of the Board review all legal issues that could present significant risk to the Company.  The Board of Directors believes that the work performed by all Board committees and required reporting by corporate management, as well as the leadership provided by the Chairman and Chief Executive Officer provides effective oversight of the Company's risk management function.

We believe that the make-up of the Board, with a majority of independent directors who meet regularly as an independent body and provide leadership through the independent committees they chair, coupled with dividing the positions of non-executive Chairman of the Board and Chief Executive Officer between two individuals with extensive experience within the Company, provides the most effective form of leadership going forward for the Company.  This structure provides both a non-executive to oversee the Board of Directors and a clear lead executive of our Company, who may be seen by our shareholders, customers, business partners and employees as providing strong leadership for the Company and within our industry and as a fervent member of our communities.

Compensation Risk Assessment

Our compensation programs have been designed with features that discourage executives from taking unnecessary and excessive risks. We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company. We believe our programs reflect sound risk management practices including:

•	using a variety of compensation vehicles to provide a balance of long and short-term incentives with fixed and variable components;
•	capping our Discretionary Bonus Plan awards at 100% of compensation;
•
providing for the Compensation Committee to have discretion over pre-tax targets and percentages to be used to calculate bonuses for the subsequent fiscal year under the Executive Plan, providing the bonuses are exempt from the limitation set forth in Section 162(m) of the Code; and

•
providing for our restricted stock awards to vest over three years, so while the potential compensation an executive can receive through the restricted stock awards is tied directly to appreciation of our stock price, taking excessive risk for a short term gain is incompatible with an executive officer maximizing the value of equity incentive awards over the long term.

Consideration of Director Nominees; Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee ("NCGC") include certain corporate governance activities in connection with the administration of the Code of Ethics.  The NCGC's charter outlines its primary responsibilities. Our NCGC consists of W. Mike Baggett (Chairman), Brian Blackmarr and Barrett D. Clark, each of whom is independent within the meaning of the NASDAQ listing standards.  The NCGC met two times in the last fiscal year.  The NCGC has the responsibility to periodically assess, develop and communicate with our Board concerning the appropriate criteria for nominating and appointing Directors, including our Board's size and composition, applicable listing standards and laws, individual Director performance, expertise, experience, willingness to serve actively, number of other public and private company boards on which a Director candidate serves, consideration of Director nominees timely proposed by shareholders in accordance with our Bylaws and other appropriate factors. Other specific duties and responsibilities of our NCGC include recommending to our Board the individuals to be nominated for election as Directors at each annual meeting of shareholders, identifying and recommending to our Board the appointees to be selected by the Board for service on the committees of the Board, retaining and terminating any search firm used to identify Director candidates, overseeing an annual review of the performance of the full Board and performing any other activities our Board considers appropriate. Our Board considers the recommendations of the NCGC with respect to the nominations of directors to the Board, but otherwise retains authority over the identification of nominees. Candidates to serve on our Board of Directors are considered based upon various criteria, such as ethics, business and professional activities, relevant business expertise, available time to carry out our Board's duties, conflicts of interest, service on other boards and commitment to our overall performance. The NCGC will make an effort to maintain representation on our Board of members who have substantial and direct experience in areas of importance to us.  The NCGC has not considered racial or ethnic diversity in evaluating possible directors.  It does not believe race or ethnic background is relevant to a person's qualifications to serve on the Board.  While it recognizes the benefits of diversity of training and experience, it does not believe that race or ethnic background significantly affect a person's ability to contribute to our Board.  The Nominating and Corporate Governance Committee Charter is available under "Documents & Charters" under subsection "Corporate Governance" within our "Investors" section of our internet website at http://financials.ffex.net.

Procedures for Recommendations of Director Nominees by Shareholders

Our NCGC is charged with the responsibility, among others, of recommending to the Board the individuals to be nominated for election as directors at each annual meeting of stockholders. Following a recommendation by the NCGC, all of our Directors participate in the consideration of nominees for our Board. In addition to the nominating duties performed by NCGC under its charter, our Board has adopted the nomination policy described in this section for the consideration of Director candidates whose names are submitted by our shareholders.  If you wish to submit candidates for consideration at our 2014 annual meeting, you should send the following information to our Corporate Secretary at Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247 on or before December 18, 2013:

•	your name and address as it appears on our books and records; the number and class of shares you own beneficially and of record, the length of period held and proof of ownership of such shares;
•	name, age and address of the candidate;
•
a detailed resume describing, among other things, the candidate's educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	any information regarding any relationships between us and the candidate within the last three years;
•
any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to the Exchange Act, and rules adopted thereunder;

•	a description of any arrangements or understandings between you and such candidate;
•	a supporting statement which describes the candidate's reasons for seeking election to our Board, and documents his or her ability to satisfy the Director qualifications; and
•	a signed statement from the candidate, confirming willingness to serve on our Board.

Our Corporate Secretary will promptly forward such materials to the NCGC and will maintain copies of such materials for future reference by the NCGC for use when nominating persons for election or when filling vacant Board positions.

If a vacancy arises or if our Board decides to expand its membership, our NCGC will seek recommendations of potential candidates from a variety of sources (which may include incumbent Directors, shareholders, our management and third-party consultants). At that time, the NCGC will consider potential candidates submitted by shareholders in accordance with the procedures described above. The NCGC will then evaluate each potential candidate's educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on our Board. The NCGC will seek to identify and recruit the best available candidates and intends to evaluate qualified shareholder candidates on the same basis as those submitted by other sources.

After completing this process, our NCGC will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the NCGC will rank them by order of preference, depending on their respective qualifications and our needs. The NCGC will then contact the desired candidate(s) to evaluate their potential interest and to schedule interviews. All such interviews will be held in person and will include only the candidate and the NCGC. Any travel expenses incurred by the candidate may be at the expense of the candidate, at the discretion of the NCGC. Based upon interview results, the candidate's qualifications and appropriate background checks, the NCGC will then decide whether it will recommend the candidate's nomination to the full Board.

Shareholder Communications with the Board

Our Board has adopted the following procedures for shareholders to send communications to the full Board or individual Directors.

Shareholders seeking to communicate with our Board should submit their comments in writing to our Corporate Secretary at Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247 or by email to secretary@ffex.net. Our Corporate Secretary will forward all such communications (excluding routine advertisements and business solicitations and communications that the Corporate Secretary deems not a bona fide shareholder communication) to each member of our Board, or if applicable, to the individual Director(s) named in the correspondence. Subject to the following, the Chairman of the Board and our independent Directors will receive copies of such shareholder communications, including those addressed to individual Directors, unless such communications address allegations of misconduct or mismanagement on the part of the Chairman of the Board. In such an event, our Corporate Secretary will first consult with and receive the approval of our independent Directors before disclosing or otherwise discussing the communication with the Chairman of the Board.

We reserve the right to screen materials sent to our Directors for potential security risks or harassment purposes, and we also reserve the right to verify stock ownership status before forwarding communications to our Board.

Our Corporate Secretary will determine the appropriate timing for forwarding shareholder communications to our Directors. He or she will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

Shareholders can also communicate with our Board at the annual meeting of shareholders.
Audit Committee

We have established and maintain an Audit Committee in accordance with the rules promulgated under the Exchange Act. Our Audit Committee assists our Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, the qualifications of our independent registered public accounting firm, compliance with legal and regulatory requirements, our internal audit function and internal controls over financial reporting. The Audit Committee works closely with management as well as our independent auditors and currently consists of Jerry T. Armstrong (Chairman), W. Mike Baggett, Barrett D. Clark and T. Michael O'Connor, all of whom meet the independence criteria of audit committee members prescribed by the NASDAQ listing standards' financial literacy requirements. Our Board has determined that Mr. Armstrong meets the requisite SEC criteria to qualify as an audit committee financial expert. Our Audit Committee met eight times during 2012. The Audit Committee operates pursuant to a written charter that has been approved and adopted by our Board and is reviewed and reassessed annually by the Committee. The Audit Committee Charter is available under "Documents & Charters" under subsection "Corporate Governance" within our "Investors" section of our internet website at http://financials.ffex.net. The "—Report of the Audit Committee" is included herein and appears on page 35 of this proxy statement.

Related Party Transactions Policy

The Board has adopted written policies and procedures for the review of all "Related Party Transactions", which include any relationship, arrangement, or transaction or any series of similar relationships, arrangements or transactions involving an amount exceeding $25,000 between the Company and any of our executive officers, directors, director nominees or 5% shareholders or their immediate family members (collectively, "Related Parties").

All Related Party Transactions proposed to be entered into by the Company must be reported to the Company's CFO, who is required to submit a recommendation to the Audit Committee for review.  If the Audit Committee recommends approval of the Related Party Transaction, such recommendation is required to be submitted to the independent directors of the Board (the "Independent Board") meeting in executive session for review.  The Related Party Transaction must be approved by a majority of the members of the Independent Board prior to the effectiveness or consummation of the transaction, whenever practicable.  If the CFO determines that advance approval of a Related Party Transaction is not practicable under the circumstances, the Audit Committee who is required to review the Related Party Transaction at its next meeting and, in its discretion, may recommend ratification of the Related Party Transaction at the next meeting of the Independent Board or at the next meeting following the date that the Related Party Transaction comes to the attention of the CFO; provided, however, that the CFO is required to present a Related Party Transaction arising in the time period between meetings of the Audit Committee to the chair of the Audit Committee, who is required to review and may approve the Related Party Transaction, subject to ratification by the Audit Committee and by the Independent Board at the next meeting of the Audit Committee and the Independent Board.  Any Related Party Transaction that is not recommended by the Audit Committee and approved by the Independent Board prior to its effectiveness or consummation and that is not subsequently ratified by the Audit Committee and the Independent Board at the next meeting shall be voidable at the option of the Independent Board and all persons subject to the policy are required to take all necessary action to unwind any Related Party Transaction voided by the Audit Committee or the Independent Board on terms that are fair to the Company and its shareholders.

A Related Party Transaction reviewed will be considered approved or ratified if it is recommended by the Audit Committee and approved by the Independent Board in accordance with the standards set forth in the policy after full disclosure of the Related Party's interests in the Related Party Transaction.  As appropriate, the Audit Committee and the Independent Board are required to review and consider the following:

•	the Related Party's relationship to the Company and interest in the Related Party Transaction (as an approximate dollar value, without regard to profit or loss);
•	the approximate total dollar value involved in the Related Party Transaction;
•	whether the Related Party Transaction was undertaken in the ordinary course of business of the Company;
•	whether the Related Party Transaction is proposed to be, or was, entered into on the terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•	whether the Related Party Transaction would impair the independence, pursuant to NASDAQ Rule 5605(a)(2), or any successor rule, of a Director on the Independent Board;
•	whether the Related Party Transaction would require a waiver of our Code of Ethics;
•	the terms on which the Related Party offers the products or services involved in the Related Party Transaction to unrelated parties;
•	the purpose, and the potential benefits to the Company, of the Related Party Transaction; and
•
any other information regarding the Related Party Transaction or the Related Party in the context of the proposed Related Party Transaction that would be material to investors and shareholders of the Company in light of the particular Related Party Transaction.

The Board has determined that the following transactions and circumstances do not create a material direct or indirect interest on the part of the Related Party and are not, therefore, Related Party Transactions:

•	transactions available to all employees generally or to all employees in the same category;
•	interests arising solely from the ownership of a class of the Company's equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis;
•
transactions involving compensation to an executive officer (a) if the compensation is required to be reported in the Company's proxy statement under the compensation disclosure requirements in Item 402 of Regulation S-K; or (b) if the compensation would be required to be reported in the Company's proxy statement under the compensation disclosure requirements in Item 402 Regulation S-K if the executive officer was also a "named executive officer" (as defined in Item 402 of Regulation S-K), and the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation, except that subsection (b) of this paragraph would be considered a Related Party Transaction if such executive officer is also an immediate family member of another executive officer or Director of the Company;

•	transactions involving compensation to a Director for services as a Director of the Company if such compensation will be reported pursuant to Item 402(k) of Regulation S-K; and
•	transactions in which the rates or charges involved are determined by competitive bids.

The Policy Regarding Related Party Transactions is available under "Documents & Charters" under subsection "Corporate Governance" within our "Investors" section of our internet website at http://financials.ffex.net.

Compensation Committee

The principal functions of our Compensation Committee are to review and approve executive officer compensation and employee compensation matters, including matters regarding our various benefit plans, independently or in conjunction with our Board, as appropriate. Specific duties and responsibilities include, among others, reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of each executive officer in accordance with those objectives, approving and amending our incentive compensation and stock option program and recommending compensation arrangements for our Directors. To fulfill its responsibilities, the Compensation Committee met four times during 2012. The Compensation Committee currently consists of Brian R. Blackmarr (Chairman), W. Mike Baggett and Kevin K. Kilpatrick, all of whom meet the independence criteria prescribed by NASDAQ. The Compensation Committee has adopted a charter, and it is available under "Documents & Charters" under subsection "Corporate Governance" within our "Investors" section of our internet website at http://financials.ffex.net.  The "—Report of the Compensation Committee" is included herein and appears on page 29 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2012, no member of our Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director under Item 404 of Regulation S-K.

Nominating and Corporate Governance Committee

              The principal functions of the NCGC are to screen individuals who are eligible and qualified to serve on the Board and to recommend those individuals to the full Board, oversee our corporate governance standards and our Code of Ethics.  Only people who have been screened and recommended by the NCGC can be considered by the Board for either interim appointment to the Board, or for nomination for election by shareholders to the Board of Directors.  The NCGC met two times during 2012.  The NCGC currently consists of W. Mike Baggett (Chairman), Brian R. Blackmarr and Barrett D. Clark, each of whom meet the independence criteria prescribed by NASDAQ.  The NCGC adopted a charter and it is available under "Documents & Charters" under subsection "Corporate Governance" within our "Investors" section of our internet website at http://financials.ffex.net.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board consists of nine Directors.  Each year, the Directors in one of the three classes are elected to serve for a three-year term. At the 2013 Annual Meeting, three Class III directors are nominated for election for a three-year term or until their successors are elected and qualified. The current term for Class I Directors will expire at the 2014 annual meeting of shareholders and the current term for Class II Directors will expire at the 2015 annual meeting of shareholders.

Upon the recommendation of the NCGC, the Board of Directors proposes the following nominees, all of whom are currently serving as Class III Directors, be elected as Class III Directors for three-year terms expiring in 2016:

Stoney M. Stubbs Jr.
T. Michael O'Connor
Jerry T. Armstrong

The Board recommends that you vote FOR the election of all three individuals who have been nominated to serve as a Director. Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of the persons named as nominees in this proxy statement.  If you wish to give specific instructions with respect to the voting of Directors, you may do so by indicating your instructions on your proxy or voting instruction card.

If, at the time of the annual meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes as may be designated by the NCGC and our Board. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Information Concerning Nominees and Directors

Our directors bring a broad range of leadership and experience to the boardroom and regularly contribute to the dialogue involved in effectively overseeing and guiding the business and affairs of the Company. Our Board consists of two employees of the Company, our Chief Executive Officer and President, and our Chief Operating Officer ("COO"), one non-employee, non-independent director and six non-employee, independent directors.  Though the members of the Board have been selected to provide a wide range of viewpoints, the atmosphere of our Board is professional and collaborative. Preparation, engagement and participation are expected from our directors and we insist on high personal and professional ethics, integrity and values. All of our current directors and nominees satisfy such requirements. The Board has adopted Corporate Governance Guidelines, which are observed by all directors. With a diverse mix of experience, backgrounds and skill sets, the Board believes it is well positioned to represent the best interests of the shareholders. The principal occupation, specific experience, qualifications, attributes or skills and certain other information about the nominees and other directors whose terms of office continue after the annual meeting are set forth on the following pages.

Director Nominees — Class III (Term Ending 2016)

Stoney M. Stubbs, Jr., Non-Executive Chairman of the Board since 2011, Director since 1980

Mr. Stubbs, 76, has been our non-executive Chairman of the Board since March 1, 2011 and previously served as Chairman of the Board and Chief Executive Officer beginning on January 15, 2010.  He previously served as Chairman of the Board, President and Chief Executive Officer since 1980.   Mr. Stubbs joined the company in 1960 as a management trainee and subsequently advanced through the organization until ultimately being appointed to Chairman, President and Chief Executive Officer in 1980.  Mr. Stubbs has extensive experience in the transportation industry, having served as Chairman of the Truckload Carriers Association and the Texas Motor Transportation Association.  Mr. Stubbs continues to serve on the Board of Directors of the Truckload Carriers Association and the Advisory Committee for the Texas Motor Transportation Association, as well as serving as Vice President at large for the American Trucking Association.  Mr. Stubbs has been honored with leadership awards from the Truckload Carrier Association and the Texas Motor Transportation Association.

Mr. Stubbs brings five decades of experience in the transportation industry as an industry leader and served as our Chairman of the Board, President and Chief Executive Officer for over 30 years.  Mr. Stubbs graduated from Texas A&M University and is the father of S. Russell Stubbs, our Chief Executive Officer, President and a Class I Director.

T. Michael O'Connor, Director since 1992

Mr. O'Connor, 58, is a fifth generation South Texas rancher, entrepreneur and businessman.  He has been Chief Executive Officer of O'Connor Ranch, with interests in agriculture and energy, since 1990.  Since January 2005, he has served as Sheriff of Victoria County Texas. Mr. O'Connor currently serves as President of the South Texas Coastal Sheriff's Alliance consisting of twenty-four counties in South Texas.  He is also Chairman of the Law Enforcement Alliance Project and a member of the Project Safe Neighborhood Task Force of the Southern District through the United States Attorney's Office.  Mr. O'Connor serves on the Ethics and Standards Committee of the National Sheriff's Association.  Mr. O'Connor is a former Vice Chairman of the Texas A&M University System Board of Regents and served on the Texas State Government Management Task Force.  He was appointed to serve on the Texas Border Security Council by Governor Rick Perry in 2007, which advises on homeland security issues. He has more than thirty years of experience in law enforcement and as a successful businessman.

Mr. O'Connor brings expertise in governance, leadership, safety, security and ethics to our Board.  His knowledge and leadership in law enforcement and border security provides direction to the Company's South Texas and border operations.  Over the past thirty-two years, Mr. O'Connor has been actively involved in various businesses and agencies related to agriculture, banking, energy, higher education and law enforcement, which have allowed him to gain experience in the areas of enterprise restructuring, policy and procedures, budgeting, audit review, investments and acquisitions.  Mr. O'Connor has over twenty years of experience on our Board and has in-depth knowledge of the company's operations.  Mr. O'Connor is also a member of our Audit Committee.  Mr. O'Connor is a graduate of Texas A&M University.

Jerry T. Armstrong, Director since 2003

Mr. Armstrong, 74, has been Chairman, Chief Executive Officer and Director of Wind Associates, Inc., a private investment and management company, since 1997. From June 1988 to June 1997, Mr. Armstrong was Chairman, President and Chief Executive Officer of Merchants, Inc., and from February 1984 until June 1988, he was President and Chief Executive Officer of the Wedge Group, Inc., both parent corporations of diversified transportation companies. He also served on the Board of Directors of Landstar System, Inc. from March 1991 until May 1994. Over a forty-nine year career, Mr. Armstrong held chief executive positions with and served on the boards of ANR Freight Systems, Inc., Garrett Freight Lines, Inc., Riss International, Inc., Landair Corporation and Johnson Motor Lines, Inc., all transportation related companies.

His extensive career in transportation and leadership roles in large trucking entities provides Mr. Armstrong with the experience and wisdom to be an effective member of our Board of Directors. Mr. Armstrong serves as the Chair of our Audit Committee and is an Audit Committee financial expert.  He is a graduate of the University of South Alabama and received post-graduate education through the senior executive program at the Wharton School of Business at the University of Pennsylvania.

Directors Continuing in Office — Class I (Term Ending 2014)

Barrett D. Clark, Director since 2007

Mr. Clark, 40, has been Managing Partner of Clark Cattle Company, a ranching operation with holdings throughout the United States and Mexico, since 1995.  He also manages Trinity Country Real Estate, a land investment and brokerage company with domestic and international property holdings.  Additionally, Mr. Clark sits on the oversight board of Breck Operating, Inc., a privately-owned oil and gas operating company with properties in 17 states and Canada.

Mr. Clark brings significant experience in managing large multi-location operations.  His background in agricultural products and ranching provides significant insight into the workings of bringing commodity driven products to market.  He is an experienced negotiator, which he has used to the Company's benefit in various Board assignments.  Mr. Clark has been very active in the improvements made to the Company's corporate governance initiatives.  Mr. Clark serves on both our Audit Committee and NCGC and is a graduate of the Texas Christian University, M.J. Neeley School of Business.

Kevin K. Kilpatrick, Director since 2009

Mr. Kilpatrick, 60, has been co-owner and Chief Operating Officer of Stramit USA, a manufacturer of a building material made from wheat and rice straw, since December 2011. He is also Managing Partner of New Covenant Exploration LLC, a gas/oil operating company. Mr. Kilpatrick was Chairman and Chief Executive Officer of DFW Paving LLC, a concrete and asphalt company that he formed in 2006 and sold in January 2011.  He also was co-owner and Executive Vice President of Sky USA Precision Manufacturing LLC, which specializes in full service precision machining to the commercial, military and aerospace industries, until it was sold in October 2011. Mr. Kilpatrick has twenty-two years executive level experience as a corporate executive and entrepreneur.  Over a thirty year period at PESCOR Plastics as Vice President, and later President, he led the company to an annualized sales growth of over $50 million, leading to a merger with Berry Plastics.  During his time at Berry Plastics, Mr. Kilpatrick developed several proprietary cup designs, including the Coca-Cola Contour Cup, which has sold over one billion units.

Mr. Kilpatrick brings to the Board, and Company, the entrepreneurial expertise that has successfully launched two companies in disparate industries.  Mr. Kilpatrick has proven expertise in sales and marketing, operations, finance and new product development.  In his executive roles, Mr. Kilpatrick has developed strategic third party alliances for the benefit of his companies.  His position as an executive in the construction industry provides experience in capital intensive organizations within challenging, high-turnover employment environments.  Mr. Kilpatrick brings a strong customer service background that is well suited to the challenges of the transportation industry.  Mr. Kilpatrick serves on our Compensation Committee and is a graduate of Texas Christian University.

S. Russell Stubbs, Chief Executive Officer and President, Director since 2005

Mr. Stubbs, 49, has served as our Chief Executive Officer and President since March 1, 2011 and previously served as our President beginning on January 15, 2010.  He has also been serving as a Director since 2005.    Previously, he served as Senior Vice President and Chief Operating Officer beginning on May 17, 2006.  Mr. Stubbs served as President of Lisa Motor Lines, Inc., our dedicated truckload subsidiary, from 1999 until 2006.  He joined FFE Transportation Services, Inc., our primary operating subsidiary, in 1986 as a management trainee.  Mr. Stubbs has significant experience in both our less-than-truckload operations and truckload operations.  While at Lisa Motor Lines, he oversaw the acquisition and consolidation of two separate companies, Middleton Transportation Company and Great Western Express.  In 1996, Mr. Stubbs demonstrated the versatility of his talents by leading an eighteen month project to design, test and implement a new operating system for the company's truckload operations.  In 1999 Mr. Stubbs was asked to assume the position of President of Lisa Motor Lines with the goal to grow the Company and enhance profitability.  Over the next several years, Lisa grew by thirty-three percent with steady margin improvement.

Through his twenty-seven years of service to the Company, a complex temperature controlled transportation and logistics enterprise, Mr. Stubbs brings to the Board and the Company a unique comprehension of our strategies and operations.  This understanding of transportation extends beyond the Company through his involvement in various state and national transportation organizations.  Mr. Stubbs has served as Chair of the Texas Motor Transportation Association ("TMTA"), Chair of the TMTA Foundation and Chair of the Regulatory and Advisory Committee of the Truckload Carriers Association ("TCA").  Mr. Stubbs now serves on the Executive Committee and as an Officer of the TCA.  He has also been very active in the American Trucking Association.  In 2009, Mr. Stubbs was recognized with the Leadership Award by the TMTA.  Mr. Stubbs graduated from Texas A&M University.  He is the son of Stoney M. Stubbs, Jr., our non-executive Chairman of the Board.

Directors Continuing in Office — Class II (Term Ending 2015)

Brian R. Blackmarr, Director since 1990

Mr. Blackmarr, 71, has been President and Chief Executive Officer of Fusion Laboratories, Inc., an information technology services and proprietary software company, since January 2002.   Mr. Blackmarr, a Registered Professional Engineer and Certified Arbitrator, is a widely known consultant in software and technical services.  He has brought several software products to market and has conducted professional seminars on a variety of technical topics in five continents.  Mr. Blackmarr founded B.R. Blackmarr and Associates, the predecessor to Fusion Laboratories, Inc.  He has also served on the IT Advisory Council for Texas Tech University.

Mr. Blackmarr's extensive technology experience has been beneficial in providing guidance to the Company and Board of Directors in information technology related matters as the transportation industry has become more dependent on technology to improve service and hold costs in check.  His experience in marketing, product development and as a business founder and entrepreneur contributes greatly to corporate strategy and governance.  Mr. Blackmarr has been a major contributor to the Board, and Company, for two decades.  Mr. Blackmarr serves as the Chairman of our Compensation Committee and serves as a member of our NCGC. He is a graduate of The University of Texas at Austin, holding both a Bachelor of Science and a Master of Science in Mechanical and Industrial Engineering.

W. Mike Baggett, Director since 1998

Mr. Baggett, 66, has been Chairman Emeritus and Shareholder of Winstead PC, a Dallas-based business law firm of 300 lawyers, from 2006, and was their Chairman and Chief Executive Officer from 1992. He has successfully argued six published opinions of the Texas Supreme Court and has tried over fifty commercial claims at the trial level.  Mr. Baggett is a well-known author and lecturer before judicial conferences, bar associations, law schools, trade and industry groups.  His expertise in law includes commercial and securities litigation, and he is Board Certified in Civil Trial Law.

His forty years of experience as an attorney for public and private entities provides valuable guidance to our Company and our Board of Directors in all aspects of corporate law, corporate governance and finance. Mr. Baggett's almost fifteen years as a member of the Board allows him significant insight and experience to help shape the direction of the Company.  Mr. Baggett serves as the Chairman of our NCGC and serves as a member of both our Audit Committee and Compensation Committee. Mr. Baggett is a graduate of Texas A&M University, where he received his degree in accounting, and the Baylor School of Law, cum laude.

John T. Hickerson, Executive Vice President and Chief Operating Officer, Director since 2009

Mr. Hickerson, 61, has been our Executive Vice President and Chief Operating Officer since January 15, 2010 and previously served as Senior Vice President and Chief Marketing Officer of the Company beginning on February 25, 2009.  Additionally, he served as Senior Vice President and Chief Marketing Officer of FFE Transportation Services since September 26, 2007 and as President of FFE Logistics, Inc. since January 15, 2007, both wholly-owned subsidiaries of the Company.  From January 2006 until January 2007, Mr. Hickerson was Chairman and CEO of Pacer Transport, Inc.  From January 2004 until November 2005, he was Vice President of Domestic Intermodal at Burlington Northern Santa Fe Railway. Mr. Hickerson's experience also includes tenures at Con-Way Transportation Services as President of Con-Way Southern Express from 1989 through 2002 and as President of the Roadway Regional Group in 2003.  He also served on the Board of Directors for Blue Wing Global Logistics in 2006 and 2007.

Mr. Hickerson brings over thirty-three years of diversified transportation experience to the Company and the Board of Directors.  He has served as Chairman of the Texas Motor Transportation Association, as Texas State Vice President of the American Trucking Association, on the Board of Directors of the Texas Chamber of Commerce and is currently a member of the Texas Motor Transportation Association Executive Committee.  In addition, Mr. Hickerson's extensive background in diversified transportation sales and operations gives him a unique perspective for his leadership position on the Board and in the Company.  Mr. Hickerson graduated from Centenary College and received post graduate education through the UCLA Anderson School of Business and Columbia University's Senior Executive Program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR THE ELECTION OF MESSRS. STUBBS, O'CONNOR AND ARMSTRONG
AS DIRECTORS

PROPOSAL 1 ON PROXY CARD.

*********************************************************************

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides a detailed description of our executive compensation objectives, practices, and programs.  In addition, this CD&A provides a detailed description of major changes in our compensation practices and programs implemented by our compensation committee.

Overview and Objectives of Our Executive Compensation Program

•	Align performance incentives with long-term interests of our shareholders;
•	Provide total compensation opportunities that are competitive to companies similar to us, in similar markets for executive talent; and
•	Link compensation earned to achievement of performance objectives.

Pay for Performance

•
Our annual bonuses are based  upon our achievement of targeted annual performance objectives.  Our performance during 2012 did not meet our target objectives so no 2012 annual bonuses were paid to our executive officers.

•
During 2011 and 2012, 50% of our executive officers' long-term incentive awards were in the form of performance-vested restricted stock.  The target performance goals were not met in 2012 so none of the performance awards vested.

2012 Financial Results and Steps to Restore Profitability

•
During 2012, we dramatically reduced our net losses, from $36.7 million in 2011 to $15 million.  Our results improved in almost all areas of sales and operations.  We believe sporadic economic conditions in the industry in the last half of the year, disappointing demand for water transport services, coupled with unexpected increases in new insurance claims, prevented us from achieving our targets.

We made significant progress during 2012 in the following areas to restore profitability:

•	Our FFE Driver Academy provided a solid supply of well-trained drivers, which allowed us to finish 2012 with 1,807 tractors available for operations, an increase of 151 tractors over year-end 2011.
•	Claims and insurance expense declined by 38.1% to $12.7 million, the lowest level in over ten years.
•	Less-than-truckload ("LTL") revenues increased 14.2%, or $15.9 million, due to an increase of 4.7% in our average LTL revenue per hundredweight and a 12.2% increase in the number of LTL shipments.

In addition to these results in 2012, we continue to take steps to increase our safety and efficiency:

•	We continue to maintain excellent programs to provide equipment safety, driver hours of service compliance and various environmental efficiencies to reduce greenhouse gas and air pollution.
•	We continue to invest in our computer and satellite technology to enhance customer service and real time communications with our drivers for safety and cost efficiencies.

Compensation Program Objectives

The principal objectives of our executive compensation programs are to attract, motivate and retain the services of executives who can lead the Company to achieve its business goals and deliver value for its shareholders. The Company's business goals include consistently favorable financial performance, preservation of a strong balance sheet and strategic and opportunistic enhancement of our asset base, with a focus on long-term growth in profitability. Our Compensation Committee has established the following compensation philosophies in support of these objectives:

•
Aligning the interests of the executives and shareholders. We believe it is important to tie a substantial portion of each executive's compensation to the market performance of our stock in order to closely align the interests of our executives with the interests of shareholders. For this reason, annual and long-term incentives, which are partially or fully based on our earnings, performance and stock appreciation, are significant components of compensation for each NEO.

•
Providing competitive performance-based compensation. We believe that our executive compensation program should reward executives when performance results meet or exceed stated financial goals. We annually evaluate the performance and effectiveness of each NEO and a substantial portion of each NEO's compensation (including base salary) is contingent on our achieving short-term financial goals and increasing long-term value for our shareholders. We also periodically review long-term and currently-paid compensation of our NEOs relative to compensation trends and practices in general taking into consideration the economic conditions and other external events affecting our operations and levels of executive compensation of other comparable companies.

Competitive Market

We periodically benchmark NEO compensation to ensure that the compensation paid to our NEOs is reasonable and competitive. Our philosophy is to target NEOs compensation at approximately the 50th percentile (median) range of our competitive market group as defined below. In 2010, PricewaterhouseCoopers LLP ("PwC") completed a review and analysis of compensation of our top executives as compared to several peer companies' executives holding equivalent positions or having similar responsibilities as our NEOs. Using this study, PwC provided the Compensation Committee with NEO compensation recommendations for the following three-year period (2010 through 2012).  The Compensation Committee continues to use the 2010 analysis in its determination of NEO compensation.

The peer companies utilized in the 2010 analysis are engaged in similar lines of business as we are and are of similar size as measured by revenue, market capitalization, total assets and number of employees.  The peer group was approved by our Compensation Committee and consisted of the following ten companies:

•	Celadon Group Inc.	•	Quality Distribution Inc.
•	Covenant Transportation Group Inc.	•	SAIA Inc.
•	Knight Transportation Inc.	•	Universal Truckload Services
•	Marten Transport Ltd.	•	U.S.A. Truck Inc.
•	P.A.M. Transportation Services Inc.	•	Vitran Corporation

We analyzed our CEO and CFO compensation (overall, base salary, annual incentive and long-term incentives) relative to the 50th percentile, or median, of the peer group benchmark data. We targeted our COO compensation between the 50th percentile and the 75th percentile.  Because of past changes in our management structure, our COO position responsibilities are much broader than a benchmark COO.

While we use the data to ensure competitiveness and reasonableness, we usually do not rely solely on benchmarking in establishing executive compensation levels.  However, we relied almost exclusively on PwC's 2010 study recommendations to align NEOs compensation in 2012.

Role of the Compensation Committee

Our Compensation Committee operates independently of management and currently consists of three Directors, all of whom are independent under applicable NASDAQ and SEC standards.  The Compensation Committee receives recommendations from our CEO regarding the compensation of NEOs (other than the CEO).

The Compensation Committee consists of Brian Blackmarr (Chairman), W. Mike Baggett, and Kevin K. Kilpatrick.  Our Board determined that each member of the Compensation Committee is an "Outside Director" for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the "Code").  The Compensation Committee is responsible for establishing and administering our executive compensation plans as well as continually monitoring the adherence to and effectiveness of those plans, including:

•
reviewing the structure and competitiveness of our executive compensation programs to attract and retain superior executive officers, motivate executive officers to achieve business goals and objectives, and align the interests of executive officers with the long-term interests of our shareholders;

•
reviewing and evaluating annually the performance of executive officers in light of our goals and objectives and approving their compensation packages, including base salaries, annual incentive and stock based compensation and perquisites;

•	monitoring the effectiveness of our equity-based and incentive bonus plans and approving annual financial targets for executive officers and other employees bonuses;
•
determining whether to award incentive bonuses that qualify as "performance-based compensation" for executive officers whose compensation is covered by Code Section 162(m), the elements of such compensation, whether performance goals have been attained and, if appropriate, certifying in writing prior to payment of such compensation that the performance goals have been met;

•	reviewing and evaluating periodically the adequacy of compensation for our independent Directors; and
•	administering our equity compensation plan for our independent Directors.

Role of Management

We believe that it is important to have our CEO's input in the design of compensation programs for his direct reports.  The CEO reviews his direct reports' compensation programs annually with the Compensation Committee, recommending adjustments based on marketplace trends, inflation, internal equity, external competitiveness, business and motivational challenges and opportunities facing the Company and its executives. In particular, he considers base salary a critical component of compensation to remain competitive and retain his executives, especially when market factors, such as freight demand, lag behind supply of industry-wide capacity and pre-established goals for an annual incentive bonus have not been attained for several years. All final decisions regarding compensation for the CEO's direct reports listed in the Summary Compensation Table are made by the Compensation Committee.

The CEO does not make recommendations with regard to his own compensation.  The Compensation Committee is solely responsible for making recommendations to the Board of Directors with respect to CEO compensation.

Role of the Compensation Consultant

While the Company did not engage a compensation consultant during 2012, an independent review of our NEO's compensation and outside Director's compensation was performed by PwC beginning in March 2010.  PwC also provides tax services to the Company. They are financially independent with over 5,000 HR practitioners in their firm and are not dependent on fees provided by the Company for tax services.  PwC's compensation team does not receive any revenue from other services PwC provides to the Company, and they do not consult with other PwC staff serving the Company on other projects; therefore fees paid for tax services do not affect real or perceived professional independence in this compensation project. In 2010, payments to PwC for compensation consulting did not exceed $120,000. Their review included a proxy analysis of the peer group companies (identified on page 22).  The report included recommendations of base salary, annual incentive (structure and payouts), and long term incentives (structure and payouts) for our NEO's during a three year succession process, beginning in 2010, where Stoney M. Stubbs, Jr., our former Chairman of the Board ("Chairman") and CEO assumed the role of non-employee Chairman of the Board and S. Russell Stubbs assumed the role of CEO and President, effective March 1, 2011.  We relied almost exclusively on PwC's study recommendations to align NEOs compensation in 2012, because of that change in our management structure.

Executive Compensation Components

For 2012, the principal components of compensation for each NEO were:

•	base salary;
•	annual cash incentive;
•	long-term incentive compensation (restricted stock awards); and
•	perquisites and other benefits.

We endeavor to strike an appropriate balance between these principal components for purposes of allocating between long-term and currently-paid compensation. Such determinations are made by reference to compensation trends and practices in general, and by reference to the defined peer group in particular. The annual cash incentive is based on the Company's performance as measured by pre-tax income and long-term incentive compensation is based on an annual calculation of the Company's diluted earnings per share ("DEPS") goal relative to the defined peer group (see "—Competitive Market" on page 22 for the companies comprising the defined peer group). Diluted earnings per share is  computed by dividing net income by the sum of the weighted average number of common shares outstanding plus all additional common shares that would have been outstanding if potentially dilutive common shares related to stock options and other dilutive securities had been issued.

Base Salary

 Base salary is considered a critical component of compensation at all levels. The appropriate establishment of this component relative to the marketplace is essential to enable us to attract and retain qualified individuals, which is critical in the current competitive industry market. Base salaries provide a stable source of income regardless of stock price performance so that our NEOs can focus on a variety of important business metrics in addition to our stock price.

 The annual salaries paid to our NEOs are set annually based on the assessment of each executive's overall contribution to the achievement of our business objectives, respective responsibilities, longevity with the Company as well as comparisons to comparable positions in peer group companies as provided periodically by an external market study.  In addition, the Compensation Committee may adjust salaries from time to time as roles and responsibilities may change.

We did not increase NEOs base salaries in 2012. On August 18, 2010, the Compensation Committee and the Board of Directors approved a 2-year transition plan for S. Russell Stubbs, as recommended by PwC, as a result of their compensation study completed in 2010, which included an increase in his annual base salary to $365,000, effective January 1, 2011. The Compensation Committee and the Board of Directors also approved a 10% increase in the annual base salaries for John T. Hickerson, COO and John R. McManama, CFO to $330,000 and $247,500, respectively, effective January 1, 2011.

Annual Incentive Compensation

S. Russell Stubbs, John T. Hickerson and John R. McManama participated in an annual incentive bonus paid under the Amended 2005 Executive Cash Bonus Plan in 2012. It entitles each NEO to a cash bonus calculated pursuant to a formula determined on the basis of such NEO's pre-tax income targets and specified percentages of such NEO's compensation, if the Committee certifies that the applicable target has been obtained. The basis for this annual incentive bonus is the Company's pretax income.  The 2005 Executive Cash Bonus Plan's provisions continue the long-standing Company policy that no annual incentive bonus will be paid to NEOs in the event of negative pretax annual earnings.  As a result, there were no annual incentive bonuses paid for 2012.  The annual incentive bonus schedule is as follows:

INCENTIVE CASH BONUS CALCULATION

             Participants:   S. Russell Stubbs, CEO and President, John Hickerson, COO, and John R. McManama, CFO

Pre-tax Income and Bonus Percentages Applicable to all Participants:

		% of Annual Pre-Tax Income			Projected Payout based on 2012 Base Pay
	Pre-Tax Income, After Bonus	CEO	COO	CFO	CEO	COO	CFO	Total	Pre-Tax Income, Prior to Bonus
	(000's)								(000's)
	$0	0.00%	0.00%	0.00%	$-	$-	$-	$-	$0
	4	11.70%	10.00%	8.30%	43	33	20	96	100
	100	23.30%	20.00%	16.70%	85	66	41	192	292
	200	35.00%	30.00%	25.00%	128	99	62	289	489
	300	46.70%	40.00%	33.30%	170	132	82	385	685
	400	58.30%	50.00%	41.70%	213	165	103	481	881
Target	500	70.00%	60.00%	50.00%	256	198	124	577	1,077
	520	81.70%	70.00%	58.30%	298	231	144	673	1,193
	540	93.30%	80.00%	66.70%	341	264	165	770	1,310
	560	105.00%	90.00%	75.00%	383	297	186	866	1,426
	580	116.70%	100.00%	83.30%	426	330	206	962	1,542
	600	128.30%	110.00%	91.70%	468	363	227	1,058	1,658

The participant's earned bonus percentage is prorated between the established target levels.

All of our NEOs also participate, along with all our FFE employees, in the FFE Transportation Services, Inc. 1994 Incentive Bonus Plan (the "Incentive Plan") through which the Compensation Committee awards annual cash bonuses, not to exceed three weeks of base pay, based upon a formula giving effect to the efficiencies of operation as evidenced by the operating ratio of FFE. The operating ratio means the percentage of FFE's adjusted operating expenses to its operating revenues for the applicable fiscal year.   The operating ratio is a measure utilized across our industry to indicate the operational efficiency of a company. The Incentive Plan was approved by our shareholders effective April 22, 1999. Operating ratio targets were not met in 2012, and no bonuses were awarded under the Incentive Plan.

In addition to the above annual incentive plans, the Company maintains a Frozen Food Express Industries, Inc. Discretionary Bonus Plan (the "Discretionary Plan"). The Discretionary Plan was approved by the Board of Directors to reward our NEOs for exceptional performance even when targets were not met due to external factors that affect our industry, such as an economic recession, severe weather and rapid increases in the cost of fuel and insurance.  The Discretionary Plan entitles each of our NEOs to a discretionary bonus up to an amount equal to 100% of their respective base compensation as the Compensation Committee deems appropriate.  During 2012, the Compensation Committee did not award our NEOs a discretionary bonus.

Long-Term Incentive Compensation and Other Share-Based Payments

An additional longstanding objective of our Compensation Committee has been to motivate, reward and retain our NEOs by means of equity compensation. Because the value of equity awards over time is wholly dependent on our stock price, we believe equity awards represent a meaningful incentive for each NEO to create long-term value for our shareholders. This approach is in keeping with our overall compensation philosophy of granting equity awards to key personnel in an effort to instill shareholder perspective and values in their performance and to provide a strong retention element in compensation. Both stock options and restricted stock grants can be used to motivate, reward and retain our executive officers and management employees through potential share value appreciation and equity accumulation. Although equity accumulation is generally encouraged, we do not have any specific security ownership requirements or guidelines for our NEOs.

The Company's 2005 Stock Incentive Plan encourages participants to focus on our long-term performance and provides an opportunity for each NEO and other key personnel to be aligned with shareholders through grants of stock options or restricted stock.  Under the 2005 Stock Incentive Plan, discretionary equity awards are considered periodically by our Compensation Committee. In determining the awards, the Compensation Committee considers the level of individual contributions, the impact of such contributions on long-term shareholder value and the need to provide a strong retentive component in NEO and key employee compensation.

In 2005, we introduced performance-based restricted stock awards concurrent with our adoption of Financial Accounting Standards Board Statement No. 123R, which changed the way we account for new grants of stock options. Although vesting of our restricted stock awards are determined by the Committee, the majority of the awards granted vest ratably over a three year period beginning on the first anniversary of the date of grant. Restricted stock awarded to NEOs under the 2005 Stock Incentive Plan vest ratably over a three year period. In addition, restricted stock is awarded to attract, motivate and retain our key employees. We believe these performance-based restricted stock awards further align the NEO's compensation program with the interests of our shareholders.

The NEO's bonus payable under the 2005 Stock Incentive Plan consists of restricted stock, with one-half of the amount guaranteed and vested over a three-year period and the other half performance based (the "Target Shares") shares which vest conditionally over a three-year period based on achieving a diluted earnings per share ("DEPS") goal relative to the defined peer group (see "—Competitive Market" above for the companies comprising the defined peer group). DEPS is computed by dividing net income by the sum of the weighted average number of common shares outstanding plus all additional common shares that would have been outstanding if potentially dilutive common shares related to stock options and other dilutive securities had been issued. The percentage of Target Shares awarded under the LTI bonus will be based on an annual calculation of the Company's DEPS versus the DEPS of the defined peer group.  The basis for the number of shares of the restricted stock award will be as follows (1) 100% of Target Shares upon reaching the median of the defined peer group DEPS for the year (2) 50% of Target Shares upon reaching the 25th percentile of the defined peer group DEPS and (3) 150% of Target Shares upon reaching the 75th percentile of the defined peer group DEPS. The NEO's LTI bonus of shares of restricted stock will be prorated for achieving a DEPS falling within the 50% to 150% of the Target Share range. There will be no LTI bonus of restricted stock awarded unless the Company has positive DEPS and the Company's DEPS over the performance period as compared to the peer group is above the 25th percentile.  The LTI bonus of shares of restricted stock cannot exceed 150% of the Target Shares.  If performance goals are not achieved in the specified period, restricted stock not earned in that period will no longer be available.  The performance goals were not met in 2012; therefore the Target Shares awarded in 2012 were forfeited.

On February 22, 2012, the Compensation Committee recommended, and our Board of Directors approved, a LTI bonus payable under the 2005 Stock Incentive Plan as restricted stock awards, with one-half of the amount to be guaranteed and vest over a three-year period and one-half to be performance based, as discussed above. The fair value at date of the grant of the restricted stock awards to each of S. Russell Stubbs, John T. Hickerson and John R. McManama was $164,000, $144,000 and $77,000, respectively. These amounts were recommended by PwC as a result of their compensation study and approved by the Compensation Committee and the Board of Directors. The Compensation Committee calculates the total number of shares to be awarded based on the greater of the closing price of Company stock at February 22, 2012 or $1.50 (par value) per share. The closing price of Company's common stock on February 22, 2012 was $1.23. As a result, the total 2012 restricted stock awards for each of S. Russell Stubbs, John T. Hickerson and John R. McManama was 109,400, 96,000 and 54,400 shares, respectively.

Perquisites and Other Benefits

Perquisites. Our Compensation Committee has determined that perquisites provided to our NEO's should be limited. In line with our compensation philosophy and aligned with our shareholder interests, our NEOs are offered few benefits that are not otherwise available to all of our employees. Our perquisites include:

•	supplemental medical coverage;
•	automobile allowance;
•	club membership dues;
•	travel and lodging for spouses of NEOs attending company or industry events;
•	personal use of company-provided cellular phones;
•	tax gross-ups for taxable perquisites; and
•	apartment rent and expenses.

Other Benefits.   We provide the executives with various benefits that are generally available on the same cost-sharing basis to many employees of the Company.  These benefits include:

•	medical, dental and vision insurance;
•	group life insurance;
•	short-term disability insurance;
•	long-term disability insurance;
•	tuition reimbursement; and
•	Employee Assistance Program.

In addition to the above benefits, each NEO is eligible to participate in the FFE Transportation Services Restated Wrap Plan (the "Wrap Plan"), which is an unfunded deferred compensation arrangement not subject to the annual reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). The assets and liabilities of the Wrap Plan are contained in a Rabbi Trust. The Wrap Plan mirrors our 401(k) Plan and is designed to defer taxation of retirement benefits that exceed limits established by the ERISA discrimination rules for our highly compensated employees. At the end of each year, to the extent that our highly compensated employees' contributions and our matching contributions are allowed by ERISA in the 401(k) Plan, applicable Wrap Plan assets are transferred to the 401(k) Plan while the excess remains in the Wrap Plan.  Our match was suspended on April 6, 2009 and previously was limited to 25% of the employees' contribution, not to exceed 1% of compensation for both the Wrap Plan and the 401(k) Plan.

Both the employee and employer Wrap Plan contributions are directed by the NEOs and may be invested in either our stock or alternative investments at the election of the participant.

Other Compensation Considerations

Deductibility of Executive Compensation.   Section 162(m) of the Code, generally disallows a tax deduction to publicly-owned companies for compensation over $1 million paid individually to chief executive officers and the three other most highly-compensated officers, unless such compensation meets certain specific requirements. Awards paid under our Discretionary Plan may not meet these specific requirements under Section 162(m). None of our NEOs' compensation paid during 2012 exceeded $1 million. The Compensation Committee determines that all bonuses paid pursuant to the Executive Plan shall be exempt from the limitation set forth in Section 162(m) of the Code.

Change in Control Agreements

In June 2000, our Board approved a change in control program for our NEOs, non-executive officers and certain other corporate employees. The Board based its approval on the recommendation of our Compensation Committee.  Our recommendation was based, in part, on consultations with third-party consultants, and was not in anticipation of, or in response to, any particular transaction or process.

We have entered into Amended and Restated Change in Control Agreements (the "Control Agreements") with our NEOs, as well as with certain other officers of our operating divisions and subsidiaries.   All Control Agreements are substantially in the same form and provide that NEO parties thereto are entitled to receive payments if their employment is terminated without cause or if they resign with good reason within specified periods following the occurrence of certain events deemed to involve a change in control of the Company (as described in the Control Agreements). Each Control Agreement provides for a lump sum payment and continuation of benefits in case of (but not limited to) an involuntary termination without cause or for good reason.  Section 280G of the Code disallows a deduction by the employer for certain compensation paid upon a change in control. Based on estimated change in control payments that would have been made had a change in control occurred on December 31, 2012, all NEOs would have certain amounts disallowed for deduction by us.

The Control Agreements provide that if a NEO party thereto:

(i)	is terminated by the Company without cause during the six-month transition period following a change in control;
(ii)	resigns for "good reason" (as defined in the Control Agreements) during the transition period; or
(iii)	resigns for any reason during the ten day period following a change in control or during the thirty day period following the transition period;

the Company is required to provide the NEO with certain payments and benefits, including:

(a)
payment of accrued and unpaid base salary, car allowance and holiday bonus at the date of termination plus accrued and unpaid bonus, if any, for the prior fiscal year plus pro-rata Bonus for the current year.  The Bonus is an amount equal to ninety percent (90%) of base pay for the year of termination of employment plus an amount equal to the Incentive Bonus Plan's total incentive bonus payable under the plan for the year of termination of employment;

(b)
payment of a lump sum amount equal to the sum of 2.9 times the executive officer's annual pay, which is the sum of an amount equal to the sum of the annual base salary at the time of Change in Control, the current annual car allowance and holiday bonus plus an amount equal to the bonus as defined above;

(c)	payment of the unvested account balance under the Company's 401(k) Plan and Wrap Plan;
(d)
continued participation, at the same premium rate charged when actively employed, in the Company's employee welfare plans, until the expiration of two years following the change in control or payment of the cash equivalent;

(e)	vesting of all restricted stock and stock options on change of control;
(f)	"gross-up" payments, if applicable, in the amount necessary to satisfy any excise tax imposed on the NEO by the Code; and
(g)	continuation of medical and life insurance benefits, or cash equal to premiums for the same periods as the severance multiple.

The Control Agreements also provide for certain restrictions for NEOs in connection with payments under the Control Agreements, consisting, among others, of (i) a covenant not to compete against the Company for a one year period and (ii) a covenant not to solicit Company employees for a two year period following the NEO's termination of employment.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors has reviewed and discussed the preceding section of this proxy statement entitled "Compensation Discussion and Analysis" with management.  Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

 /s/ Brian R. Blackmarr (Chairman)
 /s/ W. Mike Baggett
 /s/ Kevin K. Kilpatrick

The Compensation Committee Report and references to the independence of Directors, are not deemed to be "soliciting material" or "filed" with the SEC, are not subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any of the filings made previously or in the future by our Company under the Exchange Act or the Securities Act of 1933 (except to the extent we specifically incorporate any such information into a document that is filed).

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

Set forth below is information with respect to the compensation paid by us for services rendered during 2012, 2011 and 2010 to each NEO.   NEOs that also serve on our Board of Directors receive no additional compensation for that service.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards (3)	All Other Compensation	Total
S. Russell Stubbs	2012	$365,000	$7,019	$67,281	$48,975	$488,275
President	2011	365,000	6,538	101,640	19,231	492,409
Chief Executive Officer	2010	291,344	3,029	125,216	21,207	440,796

John T. Hickerson	2012	330,000	6,346	59,040	29,756	425,142
Executive Vice President	2011	330,000	6,058	85,155	25,151	446,364
Chief Operating Officer	2010	278,248	2,885	86,839	31,479	399,451

John R. McManama	2012	247,500	4,760	31,611	16,242	300,113
Senior Vice President	2011	247,500	4,543	47,740	13,678	313,461
Chief Financial Officer	2010	207,633	2,163	58,695	6,829	275,320

(1)	Amounts in this column are 26 bi-weekly payrolls.
(2)	Amounts in this column are Christmas bonuses equal to one-week's salary in 2012 and 2011 and one-half week's salary in 2010.
(3)
With the exception of ignoring the impact of the forfeiture rate relating to service based vesting conditions, these amounts represent the aggregate grant date fair value of restricted stock units for 2012, 2011 and 2010, respectively. These amounts do not represent the actual amounts paid to or realized by the NEO for these awards during 2012, 2011 or 2010. The value as of the grant date for restricted stock units is recognized over the number of days of service required for the grant to become vested.

2012 All Other Compensation Table

Name		Supplemental Medical (a)	Spouse Travel (b)	Car Allowance	Club Dues	Apartment Rent (c)	Company Paid Services (d)	Total
S. Russell Stubbs	2012	$21,651	$7,363	$11,600	$1,325	$7,036	$-	$48,975
	2011	3,924	3,782	10,200	1,325	-	-	19,231
	2010	9,236	4,430	6,000	1,325	-	216	21,207

John T. Hickerson	2012	11,378	3,081	6,000	9,297	-	-	29,756
	2011	9,305	1,094	6,000	8,752	-	-	25,151
	2010	13,433	2,875	6,000	8,955	-	216	31,479

John R. McManama	2012	10,242	-	6,000	-	-	-	16,242
	2011	7,678	-	6,000	-	-	-	13,678
	2010	685	-	6,000	-	-	144	6,829

(a)
We maintain an Exec-U-Care Medical Reimbursement Plan, which provides additional health insurance protection for certain of our key employees, in addition to the group health and life insurance policies provided to all employees.

(b)	Spouse travel and related gross up of taxes when applicable for business purposes.
(c)	Local apartment rented for business purposes.
(d)	Personal use of company provided cell phones for 2010. In 2011, the Internal Revenue Service reduced the record keeping requirements for normal usage of cell phones.

2012 Grants of Plan-Based Awards Table

The following table provides the maximum bonuses payable in cash and restricted stock under the Executive Plan and the Incentive Plan.  For additional information regarding the Executive Plan and the Incentive Plan, see "—Compensation Discussion and Analysis – Executive Compensation Components - Annual Incentive Compensation" on page 24.  There were no payouts under the Executive Plan or the Incentive Plan based on to our 2012 performance.

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Date	Threshold	Target (1)	Maximum	Threshold	Target	Maximum	Units (2)	Awards
S. Russell Stubbs	1/01/2012	$-	$255,500	$489,353	-	54,700	82,050	54,700	$48,683

John T. Hickerson	1/01/2012	-	198,000	382,038	-	48,000	72,000	48,000	42,720

John R. McManama	1/01/2012	-	123,750	241,236	-	25,7000	38,550	25,700	22,873

(1)	S. Russell Stubbs, John T. Hickerson and John R. McManama participate in the Amended 2005 Executive Cash Bonus Plan and target amounts for 2012 are 70%, 60% and 50%, respectively, of salary.
(2)	Time-based annual long-term incentive awards granted as restricted stock awards that vest ratably over three years (1/3 per year).

Outstanding Equity Awards as Fiscal Year Ended 2012 Table

The following table presents information concerning outstanding equity incentive awards held by each NEO as of December 31, 2012 under our equity incentive plans:

	Option Awards (1)			Stock Awards (2)
Name	Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
S. Russell Stubbs	25,000	$10.59	12/16/2015	-	$-
	10,000	6.71	05/12/2014	-	-
	15,000	2.40	05/14/2013	103,967	92,531

John T. Hickerson	-	-	-	99,151	88,244

John R. McManama	-	-	-	41,434	36,876

(1)	As of December 31, 2012, all outstanding options under our equity incentive plans were fully vested.
(2)
All restricted stock granted in 2009 has a five-year vesting schedule (1/5 per year). Restricted stock granted in 2012, 2011 and 2010 has a three-year vesting schedule (1/3 per year). The following table represents the vesting date of the unvested restricted stock held by each NEO shown above:

Grant Date	Vest Date	S. Russell Stubbs	John T. Hickerson	John R. McManama
1/21/2009	1/21/2013	-	4,000	-
	1/21/2014	-	4,000	-
2/25/2009	2/24/2013	10,000	10,000	1,000
	2/24/2014	10,000	10,000	1,000
8/18/2010	8/18/2013	13,867	9,617	6,500
2/23/2011	2/23/2013	7,700	5,350	3,617
	2/23/2014	7,700	5,350	3,617
3/16/2011	3/16/2013	-	1,417	-
	3/16/2014	-	1,417	-
2/22/2012	2/22/2013	18,233	16,000	8,566
	2/22/2014	18,233	16,000	8,567
	2/22/2015	18,234	16,000	8,567

2012 Option Exercises and Stock Vested Table

The following table provides information concerning the exercise of options during the last fiscal year and the vesting of shares of restricted stock during the last fiscal year for each NEO:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
S. Russell Stubbs			$31,567	$47,288
John T. Hickerson			30,383	43,080
John R. McManama			11,116	18,081

2012 Non-Qualified Deferred Compensation Table

 Our NEO's are eligible to participate in the FFE Transportation Services Restated Wrap Plan ("Wrap Plan"), a deferred compensation plan, and one of the investment elections is Company Common Stock.

The following table provides additional information about deferred compensation held in shares of Common Stock of the Company under the Wrap Plan:

Name	Executive Contributions in Last FY	Aggregate Earnings in Last FY(1)	Aggregate Withdrawals/ Distributions (2)	Aggregate Balance at Last FYE(3)
S. Russell Stubbs	$15,345	$(7,265)	$(7,595)	$15,348

John T. Hickerson	23,964	(10,594)	(8,085)	22,223

John R. McManama	-	(181)	-	402

(1)
Represents the change in the market value of shares of phantom or Common Stock of the Company held at the beginning of the year and the number held at year end plus executive contributions less aggregate withdrawals/distributions.

(2)	Represents the amount of Common Stock of the Company transferred to the Frozen Food Express Industries, Inc. 401(k) Savings Plan from the Wrap Plan.
(3)
Represents the number of shares of phantom/Common Stock held in the deferred compensation plans at December 31, 2012 multiplied by $0.89 (the closing price of the Company's common stock at December 31, 2012).

Potential Payments Upon Termination

Pursuant to the Change in Control Agreements previously mentioned in this report, our NEOs may be entitled to receive certain payments should a change in control occur.  For further explanation of these Changes in Control Agreements, see "Compensation Discussion and Analysis – Change in Control Agreements."

The following table sets forth the maximum payments that would have been made to each of our NEOs had a Change in Control occurred on December 31, 2012:

Named Executive Officer	Salary-Severance	Cash Incentive Bonus(1)	Gross-up of Taxes	Acceleration of Restricted Stock Awards	Benefit Continuation	Total
S. Russell Stubbs	$2,377,406	$-	$971,902	$92,531	$67,104	$3,505,943

John T. Hickerson	2,151,104	-	862,160	88,244	46,659	3,148,167

John R. McManama	1,617,678	-	694,199	36,876	55,450	2,404,203

(1)	This amount is left blank as there was no Cash Incentive Bonus earned in 2012.

2012 Non-Employee Director Compensation Table

Our Directors receive a fee of $1,000 for each Board meeting personally attended, $1,000 for each committee meeting personally attended and $750 for each telephonic meeting in which they participate.  Our Directors each receive an annual cash retainer of $20,000, except our Chairman of the Board receives $100,000.  Our Audit Committee Chairman, Audit Committee Financial Expert, Compensation Committee Chairman and NCGC Chairman each receive an annual retainer of $5,000, $2,500, $4,750 and $3,600, respectively. The annual cash retainers are paid at our annual shareholders' meeting.

Our Non-Employee Directors also receive an annual restricted stock award that vests over a 3-year period, which is granted in connection with our annual shareholders' meeting. Consistent with the 2010 non-employee director compensation study conducted by PWC, the target value of this annual retainer is $50,000 for our Chairman of the Board and $22,590 for all other Non-Employee Directors. The Compensation Committee calculates the total number of shares to be awarded based on the greater of $1.50 (par value) or the closing price of Company stock on the date of the award. On May 16, 2012, the annual shareholder's meeting date, the closing price of Company stock was $1.40. As a result, in 2012 our Chairman of the Board and each other Non-Employee Director received restricted stock awards of 33,400 shares and 15,100 shares, respectively.

These annual restricted stock awards may be issued under either the Amended and Restated 2005 Non-Employee Director Restricted Stock Plan (the "2005 Director Plan") or the 2005 Incentive Plan. The 2005 Director Plan was approved by the Company's shareholders on May 14, 2008.  The 2005 Director Plan has a term of ten years, unless terminated sooner by the Board, and a total of 100,000 shares of Common Stock have been reserved for issuance.  Eligibility under the 2005 Director Plan is limited to Non-Employee Directors of the Company.  There are currently seven Directors who are eligible to participate.

Annual restricted stock awards are made to our Non-Employee Directors in consideration of the advisory services provided to the Company and management, both in connection with and outside of Board and committee meetings, which the Compensation Committee has determined have a direct and significant effect on the financial development of the Company.  The annual restricted stock awards vest over a period of three years, one-third on each anniversary of the date of grant, provided the Non-Employee Director continues to serve on each vesting date.

Should the Non-Employee Director retire, die become disabled, or fail to be reelected by the Company's shareholders, the restricted stock awards, to the extent not already vested, shall vest in full as of the date of his or her ceasing to serve as a Director.

The following is a summary of Non-Employee Director Compensation for 2012:

Name	Fees Paid in Cash	Stock Awards (1)	Other Compensation (2)	Total
Jerry T. Armstrong	$46,750	$21,140	$-	$66,890
W. Mike Baggett	48,850	21,140	-	69,990
Brian R. Blackmarr	38,750	21,140	-	59,890
Barrett D. Clark	35,250	21,140	-	56,390
Kevin K. Kilpatrick	36,250	21,140	-	57,390
T. Michael O'Connor	29,000	21,140	-	50,140
Stoney M. Stubbs, Jr.	105,000	46,760	93,788	245,548
	$339,850	$173,600	$93,788	$606,238

(1)
With the exception that the forfeiture rate relating to service based vesting condition is not taken into account for the purposes of valuing non-employee Director stock awards; these amounts represent the aggregate grant date fair value of restricted stock granted in 2012. These amounts do not represent the actual amounts paid to or realized by the non-employee Director for these awards. The value as of the grant date for restricted stock is recognized over the number of days of service required for the grant to become vested.

(2)
Amount includes $66,167 consulting fees paid by the Company for services as a consultant and not for services as a Director, $17,926 in health insurance premiums and $9,695 paid under the Exec-U-Care Medical Reimbursement Plan as a non-employee Chairman of the Board.

CERTAIN INFORMATION REGARDING MATTERS INVOLVING MANAGEMENT AND DIRECTORS

Other than as previously disclosed, there have been no related party transactions in fiscal year 2012 required to be disclosed pursuant to SEC rules.  In August 2006, Mr. McManama was appointed as Chief Financial Officer for Blue Wing Global Logistics, a privately-held freight forwarding and truck brokerage company, to assist with its turnaround efforts and later briefly served as its Chief Executive Officer in September 2007.  Following Mr. McManama's resignation from that position, the assets of Blue Wing Global Logistics were sold in October 2007, and, in September 2011, Mr. McManama was informed that in September 2008 the resulting shell entity had commenced liquidation proceedings under the U.S. Bankruptcy Code.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors operates pursuant to a written charter, which has been approved and adopted by the Board of Directors of the Company and is reviewed and reassessed annually by the Audit Committee. Our Audit Committee's charter is available under "Documents & Charters" under subsection "Corporate Governance" within our "Investors" section of our internet website at http://financials.ffex.net.  For the year ended December 31, 2012 and as of the date of the adoption of this report, the Audit Committee was comprised of four Directors who met the independence and experience requirements of NASDAQ. Mr. Armstrong is an "audit committee financial expert", as defined by the applicable rules of the Securities and Exchange Commission.

The Audit Committee oversees the Company's system of internal controls over financial reporting and the financial reporting process on behalf of the Board of Directors and oversees the entire audit function, including the selection of our Independent Registered Public Accounting Firm. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls and legal and regulatory compliance.  In fulfilling its oversight responsibilities, we reviewed and discussed with management the audited financial statements for the year ended December 31, 2012, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, and the clarity of disclosures in the financial statements. We also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

We reviewed with representatives of Grant Thornton LLP, which is responsible for expressing an opinion on the Company's audited financial statements in conformity with U.S. Generally Accepted Accounting Principles, their judgments as to the acceptability and quality of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under U.S. Generally Accepted Auditing Standards, including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, we have received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence, and have discussed those disclosures and other matters relating to independence with Grant Thornton LLP.

We discussed with the Company's internal auditors and representatives of Grant Thornton LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and representatives of Grant Thornton LLP, with and without management present, to discuss the results of their examinations of the Company's internal controls, and the overall quality of financial reporting.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. In reliance on the reviews and discussions with management and with representatives of Grant Thornton LLP referred to above, and the receipt of:

(i)	an unqualified opinion from Grant Thornton LLP dated March 19, 2013 regarding the audited financial statements of the Company for the year ended December 31, 2012.

The Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

/s/Jerry T. Armstrong (Chairman)
/s/W. Mike Baggett
/s/Barrett D. Clark
/s/T. Michael O'Connor

The Audit Committee Report, and references to the independence of Directors, are not deemed to be "soliciting material" or "filed" with the SEC, are not subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any of the filings previously made or in the future by our Company under the Exchange Act or the Securities Act of 1933 (except to the extent we specifically incorporate any such information into a document that is filed).

PROPOSAL 2 — TO APPROVE AN AMENDMENT TO THE
AMENDED AND RESTATED
FROZEN FOOD EXPRESS INDUSTRIES, INC.
2005 STOCK INCENTIVE PLAN

The Board of Directors of the Company has approved, and proposed that the shareholders approve at the annual meeting, an amendment to the Amended and Restated Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan (the "2005 Stock Incentive Plan").  The 2005 Stock Incentive Plan has previously been approved by our shareholders.  The proposed amendment will increase the maximum number of shares of stock that may be awarded in the form of restricted stock awards, stock units or performance share awards from 1,000,000 to 1,657,000 shares.  This amendment will not increase the overall number of shares authorized to be awarded under the 2005 Stock Incentive Plan, which will remain at 2,700,000 shares.

At March 31, 2013, there are only 20,800 shares available for grant in the form of restricted stock awards, stock units and performance share awards under the 2005 Stock Incentive Plan.  Absent shareholder approval of this proposal, we will be unable to continue to award long-term incentives in the form of 50% performance awards and 50% restricted share awards.  We believe these types of incentives best align our executives' compensation with our performance.

The Plan provides for the grant of incentive stock options, nonstatutory options, restricted stock awards, stock appreciation rights ("SARs"), stock units and performance share awards. Only restricted stock awards and incentive stock options have been granted under the 2005 Stock Incentive Plan. No incentive stock options have been granted since December 16, 2005. At December 31, 2012, restricted stock awards and incentive stock options outstanding were 470,782 and 324,500, shares, respectively.

At March 31, 2013, there are 677,800 shares available for grant in the form of options and SARs under the Stock  Incentive Plan. The Board of Directors proposes that 657,000 shares be made available for grants of restricted stock awards, stock units and performance share awards. Having only 20,800 remaining shares for grants of restricted stock awards limits our ability to (a) provide incentive compensation to our management employees, (b) attract new employees, and (c) provide competitive compensation to our non-employee directors, consultants and advisors.  We anticipate that we will be able to provide sufficient incentive awards for the foreseeable future if shareholders approve this proposal.

We are seeking shareholder approval for the proposed amendment to the 2005 Stock Incentive Plan.  Shareholder approval is required under the requirements of the Nasdaq Marketplace Rules.  By allowing us to continue to offer our key employees restricted stock awards under the 2005 Stock Incentive Plan, the Board of Directors believes that we will continue to be able to attract, motivate, and retain individuals of exceptional talent upon whom, in large measure, our future success depends.
Certain provisions of the 2005 Stock Incentive Plan are summarized below. The complete text of the 2005 Stock Incentive Plan, as amended, marked to show the proposed amendment, is attached to this proxy statement as Appendix A.

Description of the 2005 Stock Incentive Plan.   Awards under the 2005 Stock Incentive Plan consist of our authorized common stock, par value $1.50 per share.   The fair market value of our common stock as of March 31, 2013 was $1.38 per share.  The Plan provides for the grant of incentive stock options, nonstatutory options, restricted stock awards, stock appreciation rights ("SARs"), stock units and performance share awards.  Awards under the 2005 Stock Incentive Plan may be made to key employees, including officers and directors who may be employees, and non-employee consultants or advisors.  There are currently approximately 100 employees who are eligible to receive awards under the 2005 Stock Incentive Plan.

Should this proposal be enacted, an aggregate of 2,700,000 shares of common stock will continue to be reserved for issuance under the 2005 Stock Incentive Plan, and no more than 1,657,000 shares of common stock may be awarded in the form of restricted stock awards, stock units, or performance share awards.  The Plan limits the number of shares subject to stock option and SAR awards granted in any single fiscal year to any individual to 100,000 shares.

The Plan is administered by the Compensation Committee.  The Compensation Committee has full authority, subject to the terms of the 2005 Stock Incentive Plan, to determine the individuals to whom awards are made, the number of shares of common stock represented by each award, the date or dates on which options and SARs are granted and exercisable, the exercise and base price of options and SARs, and the date or dates at which restricted stock awards, stock units or performance share awards will be issued, vested or exercisable.

The Plan may not be amended without the consent of the holders of a majority of the shares of our common stock then outstanding to (a) increase materially the aggregate number of shares of stock that may be issued under the 2005 Stock Incentive Plan or the maximum number of shares subject to options or rights that may be granted to any eligible individual in any single fiscal year , (b) increase materially the benefits accruing to eligible individuals under the 2005 Stock Incentive Plan, or (c) modify materially the requirements of eligibility for participation in the 2005 Stock Incentive Plan; provided, that such amendments may be made without the consent of the stockholders if changes occur in law or other legal requirements (including Rule 16b-3) that would permit otherwise.

Terms of Awards.  The 2005 Stock Incentive Plan requires that awards of restricted shares, stock units and performance shares vest over a minimum period of continued service with us.  Awards that vest based on the achievement of performance goals are subject to a minimum vesting period of one year after the date of grant.  If vesting is not based on performance, the minimum vesting period is three years after the date of grant.  Vesting over a three-year period includes periodic graded vesting.  These minimum vesting requirements may be accelerated or waived in the event of death, disability or retirement, or in the event of a change in control of the Company.  Notwithstanding these requirements, up to 5% of awards that otherwise would be subject to these requirements may be granted as non-performance-based awards with a vesting term of less than three years.

Description of Options under the 2005 Stock Incentive Plan.  The 2005 Stock Incentive Plan authorizes the award of both incentive stock options, for which option holders may receive favorable tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory options, for which option holders do not receive special tax treatment.  For further information regarding the tax treatment of options granted under the 2005 Stock Incentive Plan, see "Tax Treatment of Awards" below.

Incentive stock options may be granted only to employees. Nonstatutory stock options may be granted to employees, consultants and advisors. The exercise price of each option shall be determined by the Compensation Committee, and may be equal to or greater than the fair market value of the stock on the date of grant of the option; provided that the exercise price of an incentive stock option granted to an employee who owns more than 10% of our common stock may not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant.

The optionee may pay the exercise price:
(1)	in cash;
(2)
with the approval of the Compensation Committee, by delivering or attesting to the ownership of shares of common stock having a fair market value on the date of exercise equal to the exercise price of the option; or

(3)
by such other method as the Compensation Committee shall approve, including payment through a broker in accordance with cashless exercise procedures permitted by Regulation T of the Federal Reserve Board.

Options vest according to the terms and conditions determined by the Compensation Committee and specified in the option agreement.  The Compensation Committee will determine the term of each option up to a maximum of ten years from the date of grant; provided that the term of an incentive stock option granted to an employee who owns more than 10% of the common stock may not exceed five years from the date of grant. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

Description of Restricted Stock Awards.  Restricted stock awards are grants of common stock subject to a required period of employment or service following the award, referred to as the restricted period, and any other conditions established by the Compensation Committee. A recipient of a restricted stock award will become the holder of shares of common stock free of all restrictions if he or she completes the restricted period and satisfies any other conditions; otherwise, the shares will be forfeited. Under the 2005 Stock Incentive Plan, the restricted period may not be more than ten years. The recipient of the restricted stock awards will have the right to vote the shares subject to the award and, unless the Compensation Committee determines otherwise, will have the right to receive dividends on the shares during the restricted period. The recipient of the restricted stock awards may not sell, pledge or otherwise encumber or dispose of the shares until the conditions imposed by the Compensation Committee have been satisfied. The Compensation Committee may not accelerate the vesting of restricted stock awards except in the event of a Participant's death, disability or retirement, or in the event of a change in control of the Company.

Description of SARs.  SARs may be awarded under the 2005 Stock Incentive Plan.  An SAR is an award that may be granted on a stand-alone basis or in tandem with a stock option, and entitles the holder to receive an amount equal to the difference between (1) the fair market value of the shares of stock at the time of exercise of the SAR and (2) the fair market value of the shares of stock on the date that the SAR was granted.  This amount is paid to the holder upon the exercise of a SAR in the form of shares of stock (valued at their fair market value at the time of exercise).  Upon the grant of SARs, the number of SARs awarded (and not the "net" number of shares of stock issued upon exercise of the SARs) shall be considered awarded from the pool of authorized shares of stock available under the 2005 Stock Incentive Plan.

Description of Stock Units and Performance Share Awards.  Stock units may be awarded under the 2005 Stock Incentive Plan.  A grant of a stock unit is a right to receive shares of common stock at a future date, or upon the satisfaction of certain conditions set forth in the stock unit award.  Performance shares may be awarded under the 2005 Stock Incentive Plan.  A grant of performance shares is a right to receive shares of common stock at the end of a performance period.  The number of shares earned is contingent on the degree to which the performance measures established at the time the award is made are achieved.  The Compensation Committee may not accelerate the vesting of stock units or performance shares except in the event of death, disability or retirement, or in the event of a change in control of the Company.

New Plan Benefits.   Awards to be received by individual participants are not determinable because the Compensation Committee determines the amount and nature of any award under the 2005 Stock Incentive Plan in its sole discretion at the time of grant. As a result, the benefits that might be received by participants receiving discretionary grants under the 2005 Stock Incentive Plan are not determinable.  During the 2012 fiscal year and the first quarter of 2013, 253,400 and 105,010 restricted shares, respectively, were awarded under the 2005 Stock Incentive Plan.

Option Holders.  The following table contains information about stock options that were outstanding under our plans (including the 2005 Stock Incentive Plan) on March 31, 2013:

Individual or Group Holding Options	Shares of Common Stock Subject to Options	Average Exercise Price Per Share of Common Stock
Director Nominees:
Stoney M. Stubbs, Jr.	-	$-
T. Michael O'Connor	3,750	2.55
Jerry T. Armstrong	3,750	2.55
2012 Named Executive Officers:
S. Russell Stubbs President and Chief Executive Officer	50,000	7.36
John T. Hickerson Senior Vice President and Chief Operating Officer	-	-
John R. McManama Senior Vice President and Chief Financial Officer	-	-
All current executive officers	50,000	7.36
All directors who are not executive officers	13,392	2.67
All employees other than directors who are not executives and executive officers	254,500	9.09

On March 31, 2013, the last sale price of our common stock reported on NASDAQ was $1.38 per share.

Tax Treatment of Awards.  The discussion below summarizes the expected federal income tax treatment of awards under the 2005 Stock Incentive Plan, under currently applicable laws and regulations. It is only a summary of the effect of U.S. federal income taxation upon recipients of awards and us with respect to the grant and exercise of awards under the 2005 Stock Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a recipient's death or the income tax laws of any municipality, state or foreign country in which the recipient's income or gain may be taxable.

Stock Options.  Under current federal tax law, upon the grant of a nonstatutory stock option, no taxable income will be realized by the optionee and we will not be entitled to any tax deduction.  Upon exercise of a nonstatutory stock option, an optionee will realize ordinary taxable income on the date of exercise.  Such taxable income will equal the difference between the option price and the fair market value of the common stock on the date of exercise (the "Spread at Exercise").  We will be entitled to a corresponding tax deduction.  Upon the grant of an incentive stock option, no taxable income will be realized by an optionee and we will not be entitled to any tax deduction.  If an optionee exercises the option, without having ceased to be our employee at any time during the period from the grant of the option until three months before its exercise, then generally, no taxable income or deduction will result at the time of the exercise of such option.  If no "disqualifying disposition" of the stock transferred to an optionee upon exercise of the option is made by the option holder (i.e., no disposition occurs within the period that ends on the later to occur of one year after the option is exercised and two years after the grant of the option), any profit (or loss) realized by an optionee from a sale or exchange of such stock will be treated as long-term capital gain (or loss), and no tax deduction will be allowable to us with respect thereto.  When an optionee exercises an incentive stock option, the Spread at Exercise will be included in alternative minimum taxable income for purposes of the alternative minimum tax.  If a disqualifying disposition of such stock is made by an option holder, the disposition will result in ordinary income at the time of the disposition in an amount equal to the lesser of (1) the gain on the sale or (2) the Spread at Exercise.  If the gain exceeds the Spread at Exercise, the excess is a short-term or long-term capital gain depending upon how long the shares are held prior to the sale.  If the stock is sold for less than the exercise price, failure to meet the holding period requirement generally will result in a short-term or long-term capital loss, depending upon how long the shares have been held before the sale, equal to the difference between the exercise price and the sale price.

Restricted Stock Awards.  A recipient generally does not recognize taxable income on the grant of a restricted stock award, but does recognize ordinary income on the vesting date, or the date the recipient's interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date.  Any dividends paid on the shares subsequent to a restricted stock award before the vesting date are also taxable as compensation income upon receipt.

However, a recipient may elect to recognize income upon the grant of a restricted stock award, rather than when the recipient's interest is freely transferable and no longer subject to a substantial risk of forfeiture, equal to the fair market value of the shares on the date of the award.  If the recipient makes this election, dividends paid with respect to the shares subject to the restricted stock award that are paid currently (rather than held subject to forfeiture) will not be treated as compensation, but rather as dividend income, and the recipient will not recognize additional income when the restrictions applicable to the restricted stock award lapse.  The recipient will not be entitled to any deduction if, after making this election, he or she forfeits any of the shares subject to a restricted stock award.  If shares subject to a restricted stock award are forfeited after this election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the shares.  The recipient may, however, be entitled to receive a capital loss deduction upon forfeiture.

We will be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of a restricted stock award, subject to the limitations of Code Section 162(m).

SARs. Under current federal tax law, upon the grant of an SAR, no taxable income will be realized by the holder and we will not be entitled to any tax deduction.  Upon exercise of an SAR, the holder will realize ordinary taxable income on the date of exercise.  Such taxable income will equal the difference between the fair market value of the common stock on the date of grant of the SAR and the fair market value of the common stock on the date of exercise.  We will be entitled to a corresponding tax deduction at the time of exercise.

Stock Units. A recipient does not recognize taxable income on the grant of stock unit awards, but does recognize ordinary income when they vest, unless settlement of the units is deferred in accordance with the requirements of federal tax law. If these requirements are met, the recipient will recognize taxable income when the shares of common stock are delivered. The amount of this ordinary income will be the fair market value of the shares on the date of vesting or delivery, as applicable, plus the amount of cash payable or paid, as applicable. Any dividends paid on stock unit awards are also taxable as compensation income upon vesting or payment, as applicable.

We will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of stock unit awards, subject to the limitations of Code Section 162(m).

Performance Share Awards.  A recipient does not recognize taxable income on the grant of performance share awards, but does recognize ordinary income, to the extent that the designated performance measures are satisfied, when the cash or shares of common stock are delivered.  The amount of this ordinary income will be the fair market value of the shares on the date of delivery, plus the amount of cash payable or paid, as applicable. Any dividends paid on performance share awards are also taxable as compensation income upon payment.

We will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of performance share awards, subject to the limitations of Code Section 162(m).

Withholding.  We will retain the right to deduct or withhold, or require the recipient to remit to us, an amount sufficient to satisfy federal, state and local taxes, required by law or regulation with respect to any taxable event as a result of the 2005 Stock Incentive Plan.

Change in Control and Excess Parachute Payments.  The accelerated vesting of awards upon a change in control could result in a participant being considered to receive "excess parachute payments" (as defined in Code Section 280G), which payments are subject to a 20% excise tax imposed on the participant.  If so, we would not be able to deduct the excess parachute payments.

Code Section 162(m) Limitations.  Section 162(m) of the Code generally places a $1 million annual limit on a company's tax deduction for compensation paid to a "covered employee."  A "covered employee" is an employee who is, on the last day of the company's taxable year in which the deduction would otherwise be claimed, our chief executive officer or one of the other four highest paid officers named in our proxy statement except the chief financial officer.  This limit does not apply to compensation that satisfies the applicable requirements for performance-based compensation, one of which is that shareholders approve the material terms of the compensation.

The Plan incorporates the requirements for the performance-based compensation exception applicable to options and SARs, so that all such awards should qualify for the exception.  In addition, the Compensation Committee may grant other awards designed to qualify for this exception.  However, the Compensation Committee reserves the right to grant awards that do not qualify for this exception, and in some cases, including a change in control, the exception may cease to be available for some or all awards (including options and SARs) that otherwise so qualify.  Thus, it is possible that Code Section 162(m) may disallow compensation deductions that would otherwise be available to us.

THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS.   PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO THE FROZEN FOOD EXPRESS INDUSTRIES, INC. 2005 STOCK INCENTIVE PLAN
PROPOSAL 2 ON PROXY CARD

*********************************************************************

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board is providing shareholders the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. This proposal, commonly known as a "Say on Pay" proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our named executive officers and is being submitted to shareholders as required by Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act").

The Board values the opinions of the Company's shareholders as expressed through their votes and other communications. This Say on Pay vote is advisory, meaning that it is not binding on the Compensation Committee or Board. This vote will not affect any compensation already paid or awarded to any named executive officer, nor will it overrule any decisions the Board has made. Nonetheless, the Compensation Committee and the Board will review and carefully consider the outcome of the advisory vote on executive compensation when making future decisions regarding our executive compensation programs and policies.

The Board of Directors believes that the Company's compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of shareholders. You are urged to read the "Executive Compensation" section of this proxy statement for additional details on the Company's executive compensation, including the Company's philosophy and objectives and the 2012 compensation of the named executive officers.
This proposal gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:
"Resolved, that the Company's shareholders approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the section of this proxy statement entitled 'Executive Compensation'."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S
NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNDER
"EXECUTIVE COMPENSATION"

PROPOSAL 3 ON PROXY CARD.

*********************************************************************

PROPOSAL 4 - TO RATIFY THE APPOINTMENT OF OUR INDEPENDENT REGISTERED
 PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2012 was Grant Thornton LLP. Our Audit Committee has approved the engagement of Grant Thornton LLP to be our independent registered public accounting firm for the year ending December 31, 2013. This proposal asks you to consider and vote on the ratification of the engagement of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2013. A representative of Grant Thornton LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Stockholder ratification of the selection of Grant Thornton LLP is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of the Company and its stockholders.

AUDIT AND NON-AUDIT FEES

The following table presents fees for the professional audit services rendered and billed by Grant Thornton LLP, our independent registered public accounting firm for the audit of our annual financial statements for the year ended December 31, 2012 and for the audit of our systems of internal controls and annual financial statements for the year ended December 31, 2011.  There were not any other services rendered by Grant Thornton LLP during those periods.

	2012	2011
Audit fees (1)	$398,825	$398,000
Tax fees	-	-
Audit-related fees	-	-
All other fees	-	-
	$398,825	$398,000

(1)
Audit fees consist of the aggregate fees billed for professional services rendered for the audit and reviews of the financial statements for the fiscal years ended December 31, 2012 and December 31, 2011, including our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K and services that are normally provided by our Independent Registered Public Accounting Firm in connection with statutory and regulatory filings or engagements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

For 2012 and 2011, our Audit Committee's policy with respect to the pre-approval of audit and non-audit services was to specifically pre-approve the terms and fees of each engagement for services to be performed by the independent registered public accounting firm. Our Audit Committee did not delegate its responsibility to a member of the Audit Committee or to management.

In order to ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the year ending December 31, 2013, the proposal must receive a majority of the votes represented at the annual meeting, without regard to broker non-votes, in favor of such ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR THE RATIFICATION
OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL 4 ON PROXY CARD.

*********************************************************************

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC.  Such stockholders are required by the SEC's regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely on our review of the copies of such forms received by us, we believe that all filing requirements applicable to such stockholders for the year ended December 31, 2012, were timely made.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Shareholders intending to present proposals at the 2014 annual meeting of shareholders and desiring to have those proposals included in our proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Exchange Act, to our Corporate Secretary on or before December 18, 2013. For proposals that shareholders intend to present at the 2014 annual meeting of shareholders outside the processes of Rule 14a-8 of the Exchange Act, unless the shareholder notifies our Corporate Secretary of such intent by March 3, 2014, any proxy solicited by us for such annual meeting of shareholders will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the annual meeting of shareholders.

By Order of the Board of Directors

/s/ Leonard W. Bartholomew
Dallas, TX	LEONARD W. BARTHOLOMEW
April 17, 2013	Corporate Secretary

A copy of our annual report on Form 10-K for the year ended December 31, 2012 may be obtained without charge upon written request to Leonard W. Bartholomew, our Corporate Secretary, 1145 Empire Central Place, Dallas, Texas 75247 or by accessing our internet website at http://financials.ffex.net and clicking on "SEC Filings."

APPENDIX A
FROZEN FOOD EXPRESS INDUSTRIES, INC.
2005 STOCK INCENTIVE PLAN

(As Amended and Restated Effective May 14, 2013)

Frozen Food Express Industries, Inc. (the "Corporation") has previously established the Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan, effective May 5, 2005 (the "Plan").  Effective upon approval by the stockholders of the Corporation, the Plan has been amended and restated herein.  The purpose of the Plan is to:
(a)	Attract and retain employees of the Corporation and certain consultants and advisors to provide services to the Corporation;
(b)	Motivate participating employees and consultants, by means of appropriate incentives, to achieve long-range goals;
(c)	Provide incentive compensation opportunities which are competitive with those of our peer group of corporations; and
(d)	Further identify Holders' interests with those of the Corporation's other stockholders through compensation alternatives based on the Corporation's common stock;
and thereby promote the long-term financial interest of the Corporation and its Subsidiaries, including the growth in value of the Corporation's equity and enhancement of long-term stockholder return.

SECTION 1.                                        DEFINITIONS
1.1
"Award" means the grant of any Option, share of Restricted Stock, Stock Unit, Performance Share or Stock Appreciation Right under the Plan, whether granted singly, in combination, or in tandem, to a Holder pursuant to the terms, conditions, and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

1.2	"Award Agreement" means the written agreement between the Corporation and a Holder evidencing the terms, conditions, and limitations of the Award granted to that Holder.
1.3	"Board of Directors" means the board of directors of the Corporation.
1.4	"Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.
1.5	"Change in Control" means the event that is deemed to have occurred if:
(a)
any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that does not currently own a five percent (5%) or greater equity interest in the Corporation or in any Related Corporation becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or of any Related Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation's or Related Corporation's, as the case may be, then outstanding voting securities; or

(b)
a change in the composition of the Board of Directors occurring within a two (2) year period, as a result of which members of the Incumbent Board cease to constitute at least a majority of the Board of Directors; or

(c)
the Corporation or any Related Corporation shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the Voting Securities of the Corporation or any Related Corporation, as the case may be, outstanding immediately prior thereto holding immediately thereafter securities representing more than sixty percent (60%) of the combined voting power of the Voting Securities of the Corporation or any Related Corporation, as the case may be, or such surviving entity (or its ultimate parent, if applicable) outstanding immediately after such merger or consolidation; or

(d)
the stockholders of the Corporation or any Related Corporation approve a plan of complete liquidation of the Corporation or any Related Corporation or the consummation of an agreement for the sale or disposition by the Corporation or any Related Corporation of all or substantially all of the Corporation's or Related Corporation's assets and such plan or agreement becomes effective, other than a liquidation or sale which would result in the Corporation directly or indirectly owning such interest or assets.

1.6	"Code" means the Internal Revenue Code of 1986, as amended.
1.7	"Committee" means the committee appointed pursuant to Section 3 by the Board of Directors to administer this Plan.
1.8	"Corporation" means Frozen Food Express Industries, Inc., a Texas corporation.
1.9	"Date of Grant" has the meaning given it in Paragraph 4.3.
1.10	"Disability" has the meaning given it in Paragraph 10.5.
1.11	"Effective Date" means the first date that the Plan has been approved by both the Board of Directors and the stockholders of the Corporation, as provided in Paragraph 11.1.
1.12
"Eligible Individual" means (a) a Key Employee or (b) any other Person that the Committee designates as eligible for an Award (other than for Incentive Options) because the Person performs bona fide consulting or advisory services for the Corporation or any of its Subsidiaries (other than services in connection with the offer or sale of securities in a capital-raising transaction) and the Committee determines that the Person has a direct and significant effect on the financial development of the Corporation or any of its Subsidiaries.

1.13
"Employee" means any employee of the Corporation or of any of its Subsidiaries, including officers and directors of the Corporation who are also employees of the Corporation or of any of its Subsidiaries.

1.14	"Exchange Act" means the Securities Exchange Act of 1934, or any successor law, as it may be amended from time to time.
1.15	"Exercise Notice" has the meaning given it in Paragraph 5.5.
1.16	"Exercise Price" has the meaning given it in Paragraph 5.4.
1.17
"Fair Market Value" of any Stock means, as of any date, the last sale price for such Stock as reported by the NASDAQ stock market on the date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

1.18	"Holder" means an Eligible Individual to whom an Award has been granted or such Eligible Individual's Permitted Transferee.
1.19	"Incentive Option" means an incentive stock option as defined under Section 422 of the Code and regulations thereunder.
1.20
"Incumbent Board" means the individuals who, as of the Effective Date, constitute the Board of Directors and any other individual who becomes a director of the Corporation after that date and whose election or appointment by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

1.21	"Key Employee" means any Employee whom the Committee identifies as having a direct and significant effect on the performance of the Corporation or any of its Subsidiaries.
1.22	"Non-Employee Director" has the meaning given it in Rule 16b-3.
1.23
"Nonstatutory Option" means a stock option that does not satisfy the requirements of Section 422 of the Code or that is designated at the Date of Grant or in the applicable Award Agreement to be an option other than an Incentive Option.

1.24	"Non-Surviving Event" means an event of Restructure as described in either subparagraph (b) or (c) of Paragraph 1.35.
1.25
"Normal Retirement" means the separation of the Holder from employment with the Corporation and its Subsidiaries on account of retirement at any time on or after the date on which the Holder reaches age sixty-five (65).

1.26	"Option" means either an Incentive Option or a Nonstatutory Option, or both.

1.27	"Outside Director" has the meaning given it under Section 162(m) of the Code.
1.28	"Performance Shares" has the meaning ascribed to it in Section 7.
1.29
"Permitted Transferee" means an Eligible Individual's spouse, children, or grandchildren, a trust established by the Eligible Individual for the benefit of the Eligible Individual and/or his or her spouse, children, or grandchildren, a family partnership or limited liability company whose partners or members are the Eligible Individual, his or her spouse, children, or grandchildren, and/or a trust that would be a Permitted Transferee, or any other Person, the transfer to whom has been approved by the Committee in its sole discretion.

1.30
"Person" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a partnership, or a trust or other entity.  A Person, together with that Person's affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Corporation with that Person, shall be deemed a single "Person."

1.31	"Plan" means the Corporation's 2005 Stock Incentive Plan, as it may be amended from time to time.
1.32
"Related Corporation" shall mean FFE, Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation, and FFE Transportation Services, Inc., a Delaware corporation and wholly-owned subsidiary of FFE, Inc.

1.33	"Restricted Period" has the meaning ascribed to it in Section 6.
1.34	"Restricted Stock" has the meaning ascribed to it in Section 6.
1.35	"Restructure" means the occurrence of anyone or more of the following:
(a)
The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with the Corporation remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Corporation, cash, or other property;

(b)	The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with
(i)	the Corporation not being the continuing or surviving entity of that merger or consolidation or
(ii)
the Corporation remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock of the Corporation being changed into or exchanged for stock or other securities of any other Person or of the Corporation, or into cash or other property; or

(c)
The transfer, directly or indirectly, of all or substantially all of the assets of the Corporation (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

1.36	"Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor rule, as it may be amended from time to time.
1.37	"Securities Act" means the Securities Act of 1933, or any successor law, as it may be amended from time to time.
1.38
"Stock" means the Corporation's authorized common stock, par value $1.50 per share, as described in the Corporation's Articles of Incorporation as it exists at the Effective Date, or any other securities that are substituted for the Stock as provided in Section 9.

1.39	"Stock Appreciation Right" has the meaning ascribed to it in Section 8.
1.40	"Stock Units" has the meaning ascribed to it in Section 7.
1.41
"Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

1.42	"Total Shares" has the meaning given it in Paragraph 9.2.
1.43
"Voting Securities" means any securities that are entitled to vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

SECTION 2.                                        SHARES OF STOCK SUBJECT TO THE PLAN
2.1
Maximum Amount of Shares.  Subject to the provisions of Paragraph 2.6 and Section 9 of the Plan, the aggregate number of shares of Stock that may be issued, transferred or exercised pursuant to Awards under the Plan shall be 2,700,000 shares.  Notwithstanding the foregoing, the maximum number of shares of Stock that may be issued in the form of Restricted Stock, Stock Units or Performance Shares under the Plan shall be no more than 1,657,000 ~~1,000,000~~ out of such 2,700,000 shares.

2.2
Reduction in Available Shares.  In computing the total number of shares available at a particular time for Awards under the Plan, there shall be counted against the limitations stated in Paragraph 2.1 the number of shares of Stock awarded or subject to issuance upon exercise or settlement of Awards and the number of shares of Stock that have been awarded or issued upon exercise or settlement of Awards (except as otherwise provided in Paragraph 2.3).  Notwithstanding the foregoing, upon the grant of Stock Appreciation Rights that are to be settled in shares of Stock, the number of Rights awarded (and not the "net" number of shares of Stock issued upon exercise of the Rights) shall be considered awarded from the pool of authorized shares of Stock available under the Plan.

2.3
Restoration of Unused and Surrendered Shares.  If Stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including  because an Award is forfeited, terminated, expires unexercised, or is exchanged for other Awards, the shares of Stock that were subject to that Award shall no longer be charged against the number of available shares provided for in Paragraph 2.1 and shall again be available for issue, transfer, or exercise pursuant to Awards under the Plan to the extent of such forfeiture, termination, expiration, or other cessation of its subjection to an Award.

2.4
Description of Shares.  The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Stock, (b) Stock held in the treasury of the Corporation, or (c) previously issued shares of Stock reacquired by the Corporation, including shares purchased on the open market, in each situation as the Board of Directors or the Committee may determine from time to time in its sole discretion.

2.5
Registration and Listing of Shares.  From time to time, the Board of Directors and appropriate officers of the Corporation shall and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance pursuant to Awards.

2.6
Reduction in Outstanding Shares of Stock.  Nothing in this Section 2 shall impair the right of the Corporation to reduce the number of outstanding shares of Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Stock shall (a) impair the validity of any outstanding Award, whether or not that Award is fully exercisable or fully vested or (b) impair the status of any shares of Stock previously issued pursuant to an Award or thereafter issued pursuant to a then-outstanding Award as duly authorized, validly issued, fully paid, and nonassessable shares.

SECTION 3.                                        ADMINISTRATION OF THE PLAN
3.1
Committee.  The Committee shall administer the Plan.  The Committee shall be constituted so that, as long as Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be both a Non-Employee Director and an Outside Director and so that the Plan in all other applicable respects will qualify transactions related to the Plan for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3, to the extent exemptions thereunder may be available, and for the performance-based compensation exception under Section 162(m) of the Code.  If the Committee is nevertheless not so constituted, then the Plan shall be administered, and each grant of Awards to Eligible Individuals who are subject to Section 16(b) of the Exchange Act shall be approved, by the Board of Directors.  No discretion regarding Awards to Eligible Individuals who are subject to Section 16(b) of the Exchange Act or Section 162(m) of the Code shall be afforded to a person who is not both a Non-Employee Director and an Outside Director.  The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors, but shall be no less than two persons.

3.2
Duration, Removal, Etc.  The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee.  Removal of a member from the Committee may be with or without cause.  Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by at least three days prior written notice to the Board of Directors.  The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused.  The Board of Directors shall promptly fill any vacancy that causes the number of members of the Committee to be below two or any other number that Rule 16b-3 or Section 162(m) may require from time to time.

3.3
Meetings and Actions of Committee.  The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee.  If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until he ceases to be a member of the Committee or until the Board of Directors elects a new chairman.  The Committee shall hold its meetings at those times and places as the chairman of the Committee may determine.  At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present.  At any meeting of the Committee, each member shall have one vote.  All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held.  The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of the Plan, the Certificate of Incorporation, the By-laws of the Corporation, Rule 16b-3 and the performance-based compensation exception under Section 162(m) of the Code, so long as either is applicable, as the Committee may deem advisable.

3.4
Committee's Powers.  Subject to the express provisions of the Plan, Rule 16b-3 and the performance-based compensation exception under Section 162(m) of the Code, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (c) to determine the number of shares of Stock that shall be the subject of each Award; (d) to determine the terms and provisions of each Award Agreement (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (iii) the effect of termination of employment on the Award, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (e) to construe the respective Award Agreements and the Plan; (f) to make determinations of the Fair Market Value of the Stock pursuant to the Plan; (g) to delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards or take any action that would disqualify an award for the performance-based compensation exception under Section 162(m) of the Code; and (h) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.  Subject to Rule 16b-3 and the performance-based compensation exception under Section 162(m) of the Code, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Paragraph 3.4 shall be final and conclusive.  Neither the Board nor the Committee may accelerate the vesting of an Award of Restricted Stock, Stock Units or Performance Shares, except in the event of a Holder's death, Disability or Normal Retirement. Neither the Board nor the Committee may, without further approval of the stockholders of the Corporation, reduce the exercise price of a Stock Option or the grant value of a Stock Appreciation Right, except in accordance with the adjustments pursuant to Section 9.

SECTION 4.                                        ELIGIBILITY AND TERMS OF AWARDS
4.1	Eligible Individuals. Awards may be granted pursuant to the Plan only to persons who are Eligible Individuals at the time of the grant thereof.
4.2
Grant of Awards.  Subject to the express provisions of the Plan, the Committee shall determine which Eligible Individuals shall be granted Awards from time to time.  In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Subsidiaries and such other considerations as it may from time to time specify.  The Committee shall also determine the number of shares subject to each of the Awards and shall authorize and cause the Corporation to grant Awards in accordance with those determinations; provided, however, that no Eligible Individual shall be granted Options or Stock Appreciation Rights in any single fiscal year of the Corporation, the total number of shares subject to which exceed 100,000 shares.

4.3
Date of Grant.  The date on which the Committee completes all action resolving to offer an Award to an individual, including the specification of the number of shares of Stock to be subject to the Award, shall be the date on which the Award covered by an Award Agreement is granted (the "Date of Grant"), even though certain terms of the Award Agreement may not be determined at that time and even though the Award Agreement may not be executed until a later time.  In no event shall a Holder gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Award and the actual execution of the Award Agreement by the Corporation and the Holder.

4.4	Vesting of Awards. Restricted Stock, Restricted Stock Units and Performance Shares shall be subject to the following minimum vesting requirements. If the vesting of such Awards is not based on the achievement of one or more performance conditions, such Awards will vest over a minimum period of three years after the date of grant. If the vesting of Awards is based on the achievement of one or more performance conditions, such Awards will vest over a minimum period of one year after the date of grant. Vesting over a three-year period will include periodic graded vesting over such period. With respect to Awards that otherwise would be subject to the minimum vesting requirements, and notwithstanding those requirements, up to five per cent (5%) of such Awards may be granted as non-performance-based Awards with vesting terms not conforming to the three-year minimum vesting requirement. Notwithstanding the foregoing, these minimum vesting requirements may be accelerated or waived in the event of an Eligible Individual's death, Disability or Normal Retirement, or in the event of a Change in Control of the Company.

4.5	Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement that is executed by the Corporation and the Eligible Individual to whom the Award is granted incorporating those terms that the Committee shall deem necessary or desirable. More than one Award may be granted under the Plan to the same Eligible Individual and be outstanding concurrently. In the event an Eligible Individual is granted both one or more Incentive Options and one or more Nonstatutory Options, those grants shall be evidenced by separate Award Agreements, one for each of the Incentive Option grants and one for each of the Nonstatutory Option grants.

4.6	Limitation for Incentive Options. Notwithstanding any provision contained herein to the contrary, (a) a person shall not be eligible to receive an Incentive Option unless he is an Employee of the Corporation or a corporate Subsidiary (but not a partnership Subsidiary), and (b) a person shall not be eligible to receive an Incentive Option if, immediately before the time the Option is granted, that person owns (within the meaning of Sections 422 and 425 of the Code) stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation or a Subsidiary. Nevertheless, subparagraph 4.6(b) shall not apply if, at the time the Incentive Option is granted, the Exercise Price of the Incentive Option is at least one hundred and ten percent (110%) of Fair Market Value and the Incentive Option is not, by its terms, exercisable after the expiration of five years from the Date of Grant.

4.7	No Right to Award. The adoption of the Plan shall not be deemed to give any person a right to be granted an Award.

SECTION 5.                                        TERMS AND CONDITIONS OF OPTIONS

All Options granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 5 (to the extent each term and condition applies to the form of Option) and also to the terms and conditions set forth in Sections 9 and 10; provided, however, that the Committee may authorize an Award Agreement that expressly contains terms and provisions that differ from the terms and provisions set forth in Paragraphs 9.2 and 9.3 and any of the terms and provisions of Section 10 (other than Paragraph 10.10) .
5.1	Number of Shares. Each Award Agreement shall state the total number of shares of Stock to which it relates.
5.2
Vesting.  Each Award Agreement shall state the time or periods in which or the conditions upon satisfaction of which, the right to exercise the Option or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Option shall vest at each such time, period, or fulfillment of condition.

5.3
Expiration of Options.  Nonstatutory Options and Incentive Options may be exercised during the term determined by the Committee and set forth in the Award Agreement; provided that no Option shall be exercised after the expiration of a period of ten years commencing on the Date of Grant of such Option.

5.4
Exercise Price.  Each Award Agreement shall state the exercise price per share of Stock (the "Exercise Price").  The Exercise Price per share of Stock subject to an Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the Date of Grant of the Option.

5.5
Method of Exercise.  The Option shall be exercisable only by written notice of exercise (the "Exercise Notice") delivered to the Corporation during the term of the Option, which notice shall (a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed by the Holder of the Option or, if the Holder is dead or Disabled, by the person authorized to exercise the Option pursuant to Paragraphs 10.3, 10.5 or 10.7, (c) be accompanied by the Exercise Price for all shares of Stock for which the Option is exercised, and (d) include such other information, instruments, and documents as may be required to satisfy any other condition to exercise contained in the Award Agreement.  The Option shall not be deemed to have been exercised unless all of the requirements of the preceding provisions of this Paragraph 5.5 have been satisfied.

5.6	Incentive Option Exercises. During the Holder's lifetime, only the Holder may exercise an Incentive Option.
5.7
Medium and Time of Payment.  The Exercise Price of an Option shall be payable in full upon the exercise of the Option (a) in cash or by an equivalent means acceptable to the Committee, (b) on the Committee's prior consent (expressed in the original Award Agreement in the case of any Incentive Option), by surrendering or attesting to ownership of shares of Stock owned by the Holder (including shares received upon exercise of the Option or restricted shares already held by the Holder) and having a Fair Market Value equal to the aggregate Exercise Price payable in connection with such exercise, or (c) by any combination of clauses (a) and (b).  If the Committee elects to accept shares of Stock in payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date of the delivery of the Exercise Notice.  If the Committee elects to accept shares of restricted Stock in payment of all or any portion of the Exercise Price, then an equal number of shares issued pursuant to the exercise shall be restricted on the same terms and for the restriction period remaining on the shares used for payment.

5.8
Payment with Sale Proceeds.  In addition, at the request of the Holder and to the extent permitted by applicable law, the Committee may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on behalf of the Holder, shall pay to the Corporation the Exercise Price of the Option being exercised, and the Corporation shall promptly deliver the exercised shares to the brokerage firm.  To accomplish this transaction, the Holder must deliver to the Corporation an Exercise Notice containing irrevocable instructions from the Holder to the Corporation to deliver the stock certificates directly to the broker.  Upon receiving a copy of the Exercise Notice acknowledged by the Corporation, the broker shall sell that number of shares of Stock an amount sufficient to pay the Exercise Price and any withholding obligations due.  The broker shall then deliver to the Corporation that portion of the sale necessary to cover the Exercise Price and any withholding obligations due.  The Committee shall not approve any transaction of this nature if the Committee believes that the transaction would give rise to the Holder's liability for short-swing profits under Section 16(b) of the Exchange Act.

5.9
Payment of Taxes.  The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation's Subsidiary if the Holder is an employee of a Subsidiary of the Corporation), at the time of the exercise of an Option, the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs by exercising an Option.  Upon the exercise of an Option requiring tax withholding, a Holder may (a) direct the Corporation to withhold from the shares of Stock to be issued to the Holder the number of shares necessary to satisfy the Corporation's minimum statutory obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value at date of withholding) to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value as of the date of exercise; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Holders who elect to use such a stock withholding feature must make the election at the time and in the manner that the Committee prescribes.  The Committee may, in its sole discretion, deny any Holder's request to satisfy withholding obligations through Stock instead of cash.  In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.  Upon the disposition (within the meaning of Code Section 424(c)) of shares of Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the Holder shall be required to give notice to the Corporation of such disposition and the Corporation shall have the right to require the Holder to pay to the Corporation the amount of any taxes that are required by law to be withheld with respect to such disposition.

5.10
Limitation on Aggregate Value of Shares That May Become First Exercisable During Any Calendar Year Under an Incentive Option.  Except as is otherwise provided in Paragraph 9.2, with respect to any Incentive Option granted under this Plan, the aggregate Fair Market Value of shares of Stock subject to an Incentive Option and the aggregate Fair Market Value of shares of Stock or stock of any Subsidiary (or a predecessor of the Corporation or a Subsidiary) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Corporation or its Subsidiaries (or a predecessor corporation of any such corporation) that first become purchasable by a Holder in any calendar year may not (with respect to that Holder) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time.  As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Option is granted. For purposes of this Paragraph 5.10, "predecessor corporation" means (a) a corporation that was a party to a transaction described in Section 425(a) of the Code (or which would be so described if a substitution or assumption under that Section had been effected) with the Corporation, (b) a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is a Subsidiary of the Corporation or a predecessor corporation of any such corporations, or (c) a predecessor corporation of any such corporations.  Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

5.11
No Fractional Shares.  The Corporation shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option.  In lieu of the issuance of any fractional share of Stock, the Corporation shall pay to the Holder an amount in cash equal to the same fraction (as the fractional Stock) of the Fair Market Value of a share of Stock determined as of the date of the applicable Exercise Notice.

5.12
Modification, Extension and Renewal of Options.  Subject to the terms and conditions of and within the limitations of the Plan, Rule 16b-3, the performance-based compensation exception of Section 162(m) of the Code, and any consent required by the last sentence of this Paragraph 5.12, the Committee may (a) modify, extend or renew outstanding Options granted under the Plan, and (b) amend the terms of an Incentive Option at any time to include provisions that have the effect of changing the Incentive Option to a Nonstatutory Option.  Neither the Board nor the Committee may, without further approval of the stockholders of the Corporation, reduce the exercise price of a Stock Option, except in accordance with the adjustments pursuant to Section 9.  In addition, no modification of an Option granted hereunder shall, without the consent of the Holder, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Holder under the Plan except, with respect to Incentive Options, as may be necessary to satisfy the requirements of Section 422 of the Code.

5.13
Other Agreement Provisions.  The Award Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee may deem advisable.  Each Award Agreement shall identify the Option evidenced thereby as an Incentive Option or Nonstatutory Option, as the case may be, and no Award Agreement shall cover both an Incentive Option and a Nonstatutory Option.  Each Award Agreement relating to an Incentive Option granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Award Agreement relates to constitute an incentive stock option, as defined in Section 422 of the Code.

SECTION 6.                                        TERMS AND CONDITIONS OF RESTRICTED STOCK

All shares of Restricted Stock granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in Paragraph 4.4 and this Section 6, and also to the terms and conditions set forth in Sections 9 and 10; provided, however, that the Committee may authorize an Award Agreement that expressly contains terms and provisions that differ from the terms and provisions set forth in Paragraphs 9.2 and 9.3 and any of the terms and provisions of Section 10 (other than Paragraph 10.10).
6.1
Definition.  Restricted Stock awards are grants of Stock to Eligible Individuals, the vesting of which is subject to a required period of employment or service as a consultant, and any other conditions set forth in the Award Agreement.

6.2	Terms and Conditions of Awards.
(a)
Restricted Stock awarded to Holders may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of 10 years or such shorter period as the Board may determine, but not less than one year, after the time of the award of such stock (the "Restricted Period").  Except for such restrictions, the Holder as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Board, the right to receive all dividends paid on such shares.

(b)
A Holder whose employment or service with the Corporation and all Related Corporations terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.

(c)
Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Holder and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board.  Each such certificate shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Frozen Food Express Industries, Inc. Plan and an agreement entered into between the registered owner and Frozen Food Express Industries, Inc.  A copy of such plan and agreement is on file in the office of the Secretary of Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247."
(d)	At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to the Holder (or his or her legal representative, beneficiary or heir).
SECTION 7.                                        TERMS AND CONDITIONS OF STOCK UNITS AND PERFORMANCE SHARE AWARDS

All Stock Units and Performance Shares granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in Paragraph 4.4 and this Section 7, and also to the terms and conditions set forth in Sections 9 and 10; provided, however, that the Committee may authorize an Award Agreement that expressly contains terms and provisions that differ from the terms and provisions set forth in Paragraphs 9.2 and 9.3 and any of the terms and provisions of Section 10 (other than Paragraph 10.10).

7.1
Definition.  A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.  A "Performance Share" Award is a grant of shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.  The number of Performance Shares earned, and the value received for them, will be contingent on the degree to which the performance measures established at the time of the initial award are met.

7.2
Terms and Conditions of Awards.  For each Holder, the Board will determine the timing of awards; the number of Stock Units or Performance Shares awarded; the performance measures used for determining whether the Performance Shares are earned; the performance period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Shares are earned; whether, during or after the performance period, any revision to the performance measures or performance period should be made to reflect significant events or changes that occur during the performance period; the number of earned Performance Shares that will be paid in cash and/or shares of Stock; and whether dividend equivalents will be paid on Stock Units or Performance Shares, either currently or on a deferred basis.  The term of a Stock Unit or a Performance Share shall be no more than ten years from the date of grant.

7.3
Payment.  The Committee will compare the actual performance to the performance measures established for the performance period and determine the number of shares of Stock to be issued.  Payment for Performance Shares earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Board shall provide.  The Committee will determine the number of earned Performance Shares to be paid in cash and the number to be paid in Stock.  For Performance Shares awarded in shares of Stock, one share of Stock will be paid for each share earned.  For Performance Shares awarded in cash, cash will be paid for each share earned equal to (a) its initial cash value, (b) the Fair Market Value of a share of Stock at the end of the performance period, or (c) the Fair Market Value of a share of Stock averaged for a number of days determined by the Committee.

7.4
Retirement, Death or Termination.  A Holder whose employment or service with the Corporation and Related Corporations terminates because of Normal Retirement or death either (i) during a performance period, or (ii) prior to the delivery date for Stock Units, shall be entitled to the prorated value of earned Performance Shares or Stock Units, at the conclusion of the performance period (or the deferred delivery date) based on the ratio of the months the Holder was employed (or during which he rendered services as a consultant) during the period to the total months of the performance period (or from the date of the award of the Stock Units until the deferred delivery date).  If the Holder's employment or service with the Corporation and Related Corporations terminates for any reason other than Normal Retirement or death (i) during a performance period, or (ii) prior to the delivery date for Stock Units, the Performance Shares or Stock Units will be forfeited on the date his employment or service terminates.

SECTION 8.                                        TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

All Stock Appreciation Rights granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 8 and also to the terms and conditions set forth in Sections 9 and 10; provided, however, that the Committee may authorize an Award Agreement that expressly contains terms and provisions that differ from the terms and provisions set forth in Paragraphs 9.2 and 9.3 and any of the terms and provisions of Section 10 (other than Paragraph 10.10).

8.1
Definition.  A Stock Appreciation Right is an award that may be granted on a stand-alone basis or in tandem with an Incentive Option or a Nonstatutory Option, and entitles the Holder to receive an amount equal to the difference between the Fair Market Value of the shares of Stock at the time of exercise of the Stock Appreciation Right and the Fair Market Value of the shares of Stock on the Date of Grant of the Stock Appreciation Right, subject to the following provisions of this Section 8.

8.2
Exercise.  A Stock Appreciation Right may be exercised under the applicable terms and conditions of the Award Agreement. A Stock Appreciation Right shall entitle the Holder to receive, upon the exercise of the Stock Appreciation Right, shares of Stock (valued at their Fair Market Value at the time of exercise), in an amount equal in value to the excess of the Fair Market Value of the shares of Stock subject to the Stock Appreciation Right as of the date of such exercise over the Fair Market Value of the shares of Stock as of the Date of Grant of the Stock Appreciation Right.  The exercise of a Stock Appreciation Right that is granted in tandem with an Option will result in the surrender of the related Incentive Option or Nonstatutory Option and, unless otherwise provided by the Board in its sole discretion, the exercise of an Option granted in tandem with a Stock Appreciation Right will result in the surrender of the related Stock Appreciation Right.

8.3
Expiration Date.  The "Expiration Date" with respect to a Stock Appreciation Right shall be determined by the Board, but shall be not later than ten years from the date of grant.  If neither the right nor the tandem Option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in shares of Stock (valued at their Fair Market Value at the time of exercise).

SECTION 9.                                        ADJUSTMENT PROVISIONS
9.1
Adjustment of Awards and Authorized Stock.  The terms of an Award, the number of shares of Stock authorized pursuant to Paragraph 2.1 for issuance under the Plan, and the maximum number of shares of Stock subject to Options or Rights that may be granted to any Eligible Individual in any single fiscal year shall be subject to adjustment, from time to time, in accordance with the following provisions:

(a)
If at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the maximum number of shares of Stock available for the Plan as provided in Paragraph 2.1 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, (iii) the maximum number of shares of Stock subject to Options or Rights that may be granted to any Eligible Individual in any single fiscal year of the Corporation shall be increased proportionately, and (iv) the Exercise Price for each Stock Option (or other kind of shares or unit of other securities) and the base price for Stock Appreciation Rights subject to then outstanding Options or Rights shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Options or Rights remain exercisable or subject to restrictions.

(b)
If at any time or from time to time, the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the maximum number of shares of Stock available for the Plan as provided in Paragraph 2.1 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, (iii) the maximum number of shares of Stock subject to Options or Rights that may be granted to any Eligible Individual in any single fiscal year of the Corporation shall be decreased proportionately, and (iv) the Exercise Price for each Stock Option (or other kind of shares or unit of other securities) and the base price for Stock Appreciation Rights subject to then outstanding Options or Rights shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Options or Rights remain exercisable or subject to restrictions.

(c)
In the event of any other change in the outstanding shares of Stock of the Corporation by reason of any spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the aggregate number of shares of Stock with respect to which awards may be made under the Plan, (ii) the terms and the number of shares and/or the price per share of any outstanding Options, Stock Appreciation Rights, Restricted Stock and Stock Units and Performance Share Awards, and (iii) the maximum number of shares of Stock subject to Options or Rights that may be granted to any eligible Individual in any single fiscal year of the Corporation.  The Committee shall also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend.  Adjustments, if any, and any determination or interpretations made by the Committee shall be final, binding and conclusive.  For purposes of this Paragraph 9.1, conversion of any convertible securities of the Corporation shall not be deemed to have been effected without receipt of consideration.  Except as expressly provided herein, no issuance by the Corporation of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

(d)
Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Paragraph 9.1, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in exercise price and the number of shares of Stock, other securities, cash or property subject to each Award after giving effect to the adjustments.  The Committee shall promptly give each Holder such a notice.

(e)
Adjustments under subparagraphs 9.1(a), (b) and (c) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive.  No fractional interest shall be issued under the Plan on account of any such adjustments.

9.2
Change in Control.  Any Award Agreement may provide that, upon the occurrence of a Change in Control, all outstanding Options, shares of Restricted Stock, Stock Units, Performance Share Awards and Stock Appreciation Rights shall immediately become fully vested and exercisable in full, including that portion of any Award that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable, earned or vested (the total number of shares of Stock as to which an Award is exercisable upon the occurrence of a Change in Control is referred to herein as the "Total Shares").  If a Change in Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non-Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of an Award shall receive or be entitled to purchase (in lieu of the Total Shares that the Holder would otherwise receive or be entitled to purchase) the number of shares of stock, other securities, cash or property to which that number of Total Shares would have been entitled in connection with such Restructure (and at an aggregate Exercise Price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure).  Notwithstanding the foregoing, upon a Change in Control, the Board shall, in its discretion, have the power to:

(a)
provide, upon written notice to Holders, that any or all Stock Option and Stock Appreciation Right Awards that are currently exercisable must be exercised within the time period specified in the notice and that all such Awards not exercised as of the expiration of such period shall be terminated without consideration; or

(b)
redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations as contemplated in Paragraphs 5.9 and 10.14, in an amount equal to the Fair Market Value determined as of a date immediately preceding the consummation of the Change in Control, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed (in excess of the Exercise Price in the case of an Option, or the Fair Market Value of the shares of Stock at the Date of Grant in the case of a Stock Appreciation Right).

9.3
Restructure and No Change in Control.  In the event a Restructure should occur at any time while there is any outstanding Award hereunder and that Restructure does not occur in connection with a Change in Control or in connection with a series of related transactions involving a Change in Control, then:

(a)
no outstanding Option, shares of Restricted Stock, Stock Units, Performance Share Awards or Stock Appreciation Rights shall become vested or exercisable merely because of the occurrence of the Restructure; and

(b)	in the Committee's discretion, the Corporation may (but shall not be required to) take any one or more of the following actions:
(i)
accelerate in whole or in part the time of the vesting and exercisability of any one or more of the outstanding Awards so as to provide that those Awards shall be vested and exercisable before, upon, or after the consummation of the Restructure;

(ii)
if the Restructure is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Committee deems desirable; or

(iii)
redeem in whole or in part any one or more of the outstanding Options, Stock Units, Performance Share Awards or Stock Appreciation Rights (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations as contemplated in Paragraphs 5.9 and 10.14 in an amount equal to the Fair Market Value determined as of a date immediately preceding the consummation of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed (in excess of the Exercise Price in the case of an Option, or the Fair Market Value of the shares of Stock at the Date of Grant in the case of a Stock Appreciation Right).

(c)
If a Restructure is in the form of a Non-Surviving Event and as a part of that Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of the Award shall thereafter be entitled to receive or purchase (in lieu of the number of shares of Stock that the Holder would otherwise be entitled to receive or purchase) the number of shares of stock, other securities, cash or property to which such number of shares of Stock would have been entitled in connection with the Restructure (and, for Options, at an aggregate Exercise Price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure).

9.4	Notice to Holders. The Corporation shall promptly notify each Holder of any election or action taken by the Corporation under Paragraph 9.2 or 9.3. In the event of any election or action taken by the Corporation pursuant to Paragraph 9.2 or 9.3 that requires the amendment or cancellation of any Award Agreement, as may be specified in any notice to the Holder thereof, that Holder shall promptly deliver that Award Agreement to the Corporation in order for that amendment or cancellation to be implemented by the Corporation and the Committee. The failure of the Holder to deliver any such Award Agreement to the Corporation as provided in the preceding sentence shall not in any manner effect the validity or enforceability of any action taken by the Corporation and the Committee under Paragraph 9.2 or 9.3, including, without limitation, any redemption of an Award as of the consummation of a Change in Control or a Restructure. Any cash payment to be made by the Corporation pursuant to Paragraph 9.2 or 9.3 in connection with the redemption of any outstanding Awards shall be paid to the Holder thereof currently with the delivery to the Corporation of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Change in Control or Restructure notwithstanding that the payment of the redemption price may occur subsequent to the consummation.
SECTION 10.                                        ADDITIONAL PROVISIONS
10.1
Termination of Employment.  If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated for any reason other than the Holder's death or Disability (hereafter defined), then any and all Awards held by that Holder in the Holder's capacity as an Employee as of the date of the termination shall become null and void as of the date of the termination; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date the Holder's employment is terminated shall be exercisable by that Holder for a period of the lesser of (a) the remainder of the term of the Award or (b) ninety (90) days following the date of the Holder's termination. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void.

10.2
Other Loss of Eligibility.  If a Holder is an Eligible Individual because the Holder is serving in a capacity other than as an Employee and if that capacity is terminated for any reason other than the Holder's death, then any and all Awards held by the Holder that were granted because of that capacity as of the date of the termination shall become null and void as of the date of the termination; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date the Holder ceases to serve in such capacity shall be exercisable by that Holder for a period of the lesser of (a) the remainder of the term of the Award or (b) ninety (90) days following the date the Holder ceases to serve in such capacity. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void.

10.3
Death.  Upon (a) the death of a Holder who is an Eligible Individual because the Holder is an Employee, during the Holder's employment or within ninety (90) days following the Holder's retirement described in Paragraph 10.4 below, or (b) the death of a Holder who is an Eligible Individual because the Holder is serving in a capacity other than as an Employee, then any and all Awards held by the Holder that are not yet exercisable as of the date of the Holder's death shall become null and void as of the date of death; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date of death shall be exercisable by that Holder's legal representatives, legatees or distributees for a period of the lesser of (a) the remainder of the term of the Award or (b) one year following the date of the Holder's death. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void.  Except as expressly provided in this Paragraph 10.3, no Award held by a Holder shall be exercisable after the death of that Holder.

10.4
Retirement.  If a Holder is an Eligible Individual because the Holder is an Employee and that employment relationship is terminated by reason of the Holder's Normal Retirement, then the portion, if any, of any and all Awards held by the Holder that are not yet vested or exercisable as of the date of that retirement shall become null and void as of the date of retirement; provided, however, that the portion, if any, of any and all Awards held by the Holder that are vested and exercisable as of the date of that retirement shall be exercisable for a period of the lesser of (a) the remainder of the term of the Award or (b) 90 days following the date of retirement.

10.5
Disability.  If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated by reason of the Holder's Disability, then the portion, if any, of any and all Awards held by the Holder that are not yet vested or exercisable as of the date of that termination for Disability shall become null and void as of the date of termination; provided, however, that the portion, if any, of any and all Awards held by the Holder that are vested and exercisable as of the date of that termination shall survive the termination for the lesser of (a) the original term of the Award or (b) one year following the date of termination, and the Award shall be exercisable by the Holder, his guardian, or his legal representative.  "Disability" shall have the meaning given it in the employment agreement of the Holder; provided, however, that if that Holder has no employment agreement, "Disability" shall mean a physical or mental impairment of sufficient severity that, in the opinion of the Corporation, either the Holder is unable to continue performing the duties he performed before such impairment or the Holder's condition entitles him to disability benefits under any insurance or employee benefit plan of the Corporation or its Subsidiaries and that impairment or condition is cited by the Corporation as the reason for termination of the Holder's employment.

10.6
Leave of Absence.  With respect to an Award, the Committee may, in its sole discretion, determine that any Holder who is on leave of absence for any reason will be considered to still be in the employ of the Corporation, provided that rights to that Award during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

10.7
Transferability of Awards.  Incentive Options, Stock Units and Performance Share Awards, and, during the period of restriction, Restricted Stock awarded under the Plan are not transferable except as designated by the Eligible Individual by will or by the laws of descent and distribution.  Incentive Options may be exercised during the lifetime of the Holder only by the Holder or his guardian or legal representative.  If provided in the Award agreement, Nonstatutory Options and Stock Appreciation Rights may be transferred by a Holder to Permitted Transferees, and may be exercised either by the Holder, his guardian or legal representative and as otherwise permitted under the laws of descent and distribution, or by a Permitted Transferee.

10.8
Forfeiture and Restrictions on Transfer.  Each Award Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Award or otherwise and may also provide for those restrictions on the transferability of shares of the Stock acquired pursuant to an Award or otherwise that the Committee in its sole and absolute discretion may deem proper or advisable.  The conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Subsidiaries for a specified period of time.  The restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and stockholders of the Corporation other than the Holder of such shares of Stock who is a party to the particular Award Agreement or a subsequent holder of the shares of Stock who is bound by that Award Agreement.

10.9
Delivery of Certificates of Stock.  Subject to Paragraph 10.10, the Corporation shall promptly issue and deliver a certificate representing the number of shares of Stock as to which an Option or Stock Appreciation Right has been exercised after the Corporation receives an Exercise Notice and upon receipt by the Corporation of the Exercise Price, if applicable, and any tax withholding as may be requested.  The value of the shares of Stock transferable because of an Award under the Plan shall not bear any interest owing to the passage of time, except as may be otherwise provided in an Award Agreement.  If a Holder is entitled to receive certificates representing Stock received for more than one form of Option under the Plan, separate Stock certificates shall be issued with respect to Incentive Options and Nonstatutory Options.

10.10
Conditions to Delivery of Stock.  Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Corporation to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.  At the time of any exercise of an Option, the Corporation may, as a condition precedent to the exercise of such Option, require from the Holder (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Holder's intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that Holder (or in the event of the Holder's death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

10.11
Securities Act Legend.  Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.
This legend shall not be required for shares of Stock issued pursuant to an effective registration statement under the Securities Act.
10.12
Legend for Restrictions on Transfer.  Each certificate representing shares issued to a Holder pursuant to an Award granted under the Plan shall, if such shares are subject to any transfer restriction, including a right of first refusal, provided for under this Plan or an Award Agreement, bear a legend that complies with applicable law with respect to the restrictions on transferability contained in this Paragraph 10.12, such as:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY IMPOSED BY THAT CERTAIN INSTRUMENT ENTITLED  "FROZEN FOOD EXPRESS INDUSTRIES, INC. 2005 STOCK INCENTIVE PLAN" AS ADOPTED BY FROZEN FOOD EXPRESS INDUSTRIES, INC. (THE "CORPORATION"), AND AN AGREEMENT THEREUNDER BETWEEN THE CORPORATION AND (HOLDER) DATED _______________,20__, AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED.  THE CORPORATION WILL FURNISH A COPY OF SUCH INSTRUMENT AND  AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.
10.13
Rights as a Stockholder.  A Holder shall have no right as a stockholder with respect to any shares covered by his Award until a certificate representing those shares is issued in his name.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Section 9. Nevertheless, dividends and dividend equivalent rights may be extended to and made part of any Award denominated in Stock or units of Stock, subject to such terms, conditions, and restrictions as the Committee may establish.  The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Stock or units of Stock.

10.14
Payment of Taxes.  All awards and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied through the surrender of shares of Stock which the Holder already owns, or to which a Holder is otherwise entitled under the Plan. When a Holder is entitled to receive shares of Stock pursuant to the exercise of a Stock Option or Stock Appreciation Right or with respect to an award of Restricted Stock, Stock Units and Performance Shares pursuant to the Plan, the Corporation shall have the right to require the Holder to pay to the Corporation the amount of any taxes that it is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld.

10.15
Furnish Information.  Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

10.16	Obligation to Exercise. The granting of an Award hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof.
10.17
Remedies.  The Corporation shall be entitled to recover from a Holder reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Award Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

10.18
Information Confidential.  As partial consideration for the granting of each Award hereunder, the Holder shall agree with the Corporation that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.  In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration that breach in determining whether to recommend the grant of any future Award to that Holder, as a factor militating against the advisability of granting any such future Award to that individual.

10.19
Consideration.  No Option shall be exercisable with respect to a Holder unless and until the Holder shall have paid cash or property to, or performed services for, the Corporation or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

10.20
Prohibition on Deferred Compensation.  It is the intention of the Corporation that no Award shall be "deferred compensation" subject to Code section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to Code section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Stock pursuant thereto, shall be set forth in the applicable Award agreement, and shall comply in all respects with Code section 409A.  Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a "nonqualified deferred compensation plan" as defined under Code section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Stock pursuant thereto.

SECTION 11.                                        EFFECTIVENESS, DURATION AND AMENDMENT OF PLAN
11.1
Effectiveness.  The Plan shall not be effective unless and until it has been approved by both the Board of Directors and the holders of a majority of the shares of Stock of the Corporation present or represented by proxy and entitled to vote at the meeting of the stockholders of the Corporation at which the Plan is presented for stockholder approval.  No Awards may be granted prior to the Effective Date.

11.2
Duration.  No Awards may be granted hereunder after the date that is ten (10) years from the earlier of (a) the Effective Date and (b) the date the Plan is approved by the stockholders of the Corporation.

11.3
Amendment and Termination.  The Board of Directors may, insofar as permitted by law, with respect to any shares which, at the time, are not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and may amend any provision of the Plan or any Award Agreement to make the Plan or the Award Agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions from that Section in the regulations thereunder, or the performance-based compensation exception of Section 162(m) of the Code.  The Board of Directors may also amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Corporation or the Plan or for any other purpose permitted by law.  The Plan may not be amended without the consent of the holders of a majority of the shares of Stock then outstanding to (a) increase materially the aggregate number of shares of Stock that may be issued under the Plan or the maximum number of shares subject to Options or Rights that may be granted to any Eligible Individual in any single fiscal year of the Corporation (except for adjustments pursuant to Section 9 of the Plan), (b) increase materially the benefits accruing to Eligible Individuals under the Plan, or (c) modify materially the requirements of eligibility for participation in the Plan.  Neither the Board nor the Committee may, without further approval of the stockholders of the Corporation, reduce the exercise price of a Stock Option or the grant value of a Stock Appreciation Right, except in accordance with the adjustments pursuant to Section 9.  Neither the Board nor the Committee may accelerate the vesting of an Award of Restricted Stock, Stock Units or Performance Shares, except in the event of a  Holder's death, Disability or Normal Retirement.

SECTION 12.                                        GENERAL
12.1	Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to Options may be used for any general corporate purpose.
12.2
Right of the Corporation and Subsidiaries to Terminate Employment.  Nothing contained in the Plan, or in any Award Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Subsidiary, or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the Holder's employment at any time.

12.3
No Liability for Good Faith Determinations.  Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Award granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.  This right to indemnification shall be in addition to, and not a limitation on, any other indemnification rights any member of the Board of Directors or the Committee may have.

12.4
Other Benefits.  Participation in the Plan shall not preclude the Holder from eligibility in any other stock or stock option plan of the Corporation or any Subsidiary or any old age benefit, insurance, pension, profit sharing retirement, bonus, or other extra compensation plans that the Corporation or any Subsidiary has adopted, or may, at any time, adopt for the benefit of its Employees.  Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

12.5
Exclusion From Pension and Profit-Sharing Compensation.  By acceptance of an Award (whether in Stock or cash), as applicable, each Holder shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Corporation or any Subsidiary.  In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that the Award will not affect the amount of any life insurance coverage, if any, provided by the Corporation or a Subsidiary on the life of the Holder that is payable to the beneficiary under any life insurance plan covering employees of the Corporation or any Subsidiary.

12.6
Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder.  The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

12.7
Unfunded Plan.  Insofar as it provides for Awards of cash and Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Holders who are entitled to cash, Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience.  The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Corporation nor the Board of Directors nor the Committee be deemed to be a trustee of any cash, Stock or rights thereto to be granted under the Plan. Any liability of the Corporation to any Holder with respect to a grant of cash, Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

12.8	No Guarantee of Interests. Neither the Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.
12.9
Payment of Expenses.  All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Subsidiaries; provided, however, the Corporation or a Subsidiary may recover any and all damages, fees, expenses, and costs arising out of any actions taken by the Corporation to enforce its rights under this Plan.

12.10
Corporation Records.  Records of the Corporation or its Subsidiaries regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

12.11
Information.  The Corporation and its Subsidiaries shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

12.12	Corporation Action. Any action required of the Corporation shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.
12.13
Severability.  If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.  If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Individuals who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 or Section 422 of the Code.  With respect to Incentive Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

12.14
Notices.  Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.  The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.  Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Award Agreement pertaining to the shares to which such notice relates.

12.15	Waiver of Notice. Any person entitled to notice hereunder may waive such notice.
12.16
Successors.  The Plan shall be binding upon the Holder, his legal representatives, heirs, legatees, and distributees, and Permitted Transferees, upon the Corporation, its successors, and assigns, and upon the Committee, and its successors.

12.17	Headings. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
12.18
Governing Law.  All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law.  Questions arising with respect to the provisions of an Award Agreement that are matters of contract law shall be governed by the laws of the state specified in the Award Agreement, except to the extent Texas corporate law conflicts with the contract law of such state, in which event Texas corporate law shall govern.  The obligation of the Corporation to deliver or sell Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

12.19
Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

IN WITNESS WHEREOF, Frozen Food Express Industries, Inc., acting by and through its officer hereunto duly authorized, has executed this instrument, this the __ day of __________, 2013.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By:
S. Russell Stubbs
President

2013 Annual Meeting of Shareholders of Frozen Food Express Industries, Inc.

Sheraton Grand Hotel DFW Airport
4440 W. John Carpenter Freeway
Irving, TX 75063-2927

DIRECTIONS
From Dallas/Fort Worth International Airport
DFW Airport North Exit
Merge onto TX-114 E (toward Irving/Downtown Dallas)
Exit Esters Blvd. (Hotel is on SE corner of Esters and TX-114)
Right on Esters, Immediate left into Hotel parking lot

From Love Field Airport
Airport Exit, right onto Mockingbird going west
Right on TX-183 W (signs for Irving/DFW Airport/TX-183/TX-114)
Take the slight right onto TX-114 W at TX-183/TX-114 split
Exit Esters Blvd.
Left on Esters, continue over TX-114
Hotel is on SE corner of Esters and TX-114

REVOCABLE PROXY
FROZEN FOOD EXPRESS INDUSTRIES, INC.

ANNUAL MEETING OF SHAREHOLDERS
MAY 14, 2013 — 2:00 P.M., CENTRAL TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The shareholder of record hereby appoints S. RUSSELL STUBBS and JOHN R. MCMANAMA, and either of them, with full power of substitution, as proxies for the shareholder, to represent the shareholder at the Annual Meeting of the Shareholders of Frozen Food Express Industries, Inc. (the "Company"), to be held on May 14, 2013, at 2:00 p.m., Central Time, Sheraton Grand Hotel DFW Airport, 4440 W. John Carpenter Freeway, Irving, TX 75063-2927 and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this proxy and, at their discretion, upon such other discretionary matters as may properly come before this meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINIES LISTED IN PROPOSAL 1 AND A "FOR" VOTE FOR PROPOSALS 2, 3 AND 4.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

____

____

Comments:

____

____

____

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCK/SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2013.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://financials.ffex.net/annuals.cfm

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

1. Election of Class III Directors: For ☐ With-hold ☐ For All Except ☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

	For	Against	Abstain
2. Proposal to approve an amendment to the Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan:	☐	☐	☐
3. Advisory vote to approve executive compensation:	☐	☐	☐
4. Ratification of Grant Thornton LLP as the Company's independent registered public accountants:	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other discretionary matters as may properly come before the 2013 Annual Meeting of Shareholders and any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned. **If signed and no direction is given for any item, this proxy will be voted "FOR" all nominees on proposal 1, "FOR" proposals 2, 3 and 4, and with respect to any other discretionary matters as may properly be brought before the 2013 Annual Meeting of Shareholders and any adjournments thereof, in accordance with the judgment of the person or persons named in this proxy voting on such matter or matters.**

The shareholder acknowledges receipt of the Notice and Proxy Statement for the 2013 Annual Meeting of Shareholders and the annual report to shareholders for the year ended December 31, 2012.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, both holders should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.

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